                                     [LOGO]

                                                                  March 26, 1996

To the Shareholders of
Webster Financial Corporation:

    You are cordially invited to attend the annual meeting of shareholders (the "Annual Meeting") of Webster Financial Corporation ("Webster") to be held on Thursday, April 25, 1996, at 4:00 p.m., local time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702.

    At the Annual Meeting, Webster's shareholders will be asked to: (i) elect four directors; (ii) ratify the appointment of KPMG Peat Marwick LLP as independent auditors of Webster for the year ending December 31, 1996; (iii) amend Webster's 1992 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder by 375,000 shares (which represents approximately 4.42% of Webster's outstanding Common Stock as of March 15, 1996) and to change the number of options being granted to non-employee directors upon election or reelection; (iv) approve the material terms of Webster's Performance Incentive Plan; (v) approve payment of annual retainer fees to non-employee directors in shares of Common Stock of Webster instead of cash, up to a total of 30,000 shares; and (vi) transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    The Board of Directors unanimously recommends that you vote FOR the election of all the Board's four nominees for election as directors and FOR each of the proposals listed above. You are encouraged to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting. Also enclosed is our 1995 annual report to shareholders.

    It is  important that  your shares  be represented  at the  Annual  Meeting.
Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.

                                          Sincerely,
                                          /s/ James C. Smith
                                          James C. Smith
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                         WEBSTER FINANCIAL CORPORATION
                                 WEBSTER PLAZA
                          WATERBURY, CONNECTICUT 06702
                                 (203) 753-2921
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 1996
                            ------------------------

To the Shareholders of
Webster Financial Corporation:

    NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Webster Financial Corporation ("Webster") will be held on Thursday, April 25, 1996, at 4:00 p.m., local time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702, for the following purposes:

    1. ELECTION OF DIRECTORS. To elect four directors, of which three are to serve for a three-year term and one for a one-year term (Proposal 1);

    2.   RATIFICATION OF APPOINTMENT OF AUDITORS.   To ratify the appointment by
the Board of Directors of the firm of KPMG Peat Marwick LLP as independent auditors of Webster for the fiscal year ending December 31, 1996 (Proposal 2);

    3. AMENDMENT OF 1992 STOCK OPTION PLAN. To amend Webster's 1992 Stock Option Plan to increase by 375,000 shares the number of shares of Common Stock reserved for issuance thereunder and to change the number of options being granted to non-employee directors upon election or reelection (Proposal 3);

    4. APPROVAL OF THE MATERIAL TERMS OF WEBSTER'S PERFORMANCE INCENTIVE PLAN. To approve the material terms of a performance-based incentive plan to assure the tax deductibility of compensation to certain key employees of Webster (Proposal 4);

    5. APPROVAL TO PAY DIRECTORS' ANNUAL RETAINER FEES IN STOCK. To approve the payment of annual retainer fees to non-employee directors in shares of Common Stock of Webster instead of cash, up to a total of 30,000 shares (Proposal 5); and

    6.   OTHER BUSINESS.   To transact such other  business as may properly come
before the Annual Meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on March 15, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ James C. Smith
                                          James C. Smith
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Waterbury, Connecticut
March 26, 1996

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                         WEBSTER FINANCIAL CORPORATION
                                 WEBSTER PLAZA
                          WATERBURY, CONNECTICUT 06702
                                 (203) 753-2921

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 1996

                            ------------------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

    This Proxy Statement (the "Proxy Statement") is being furnished to the shareholders of Webster Financial Corporation, a Delaware corporation ("Webster" or the "Corporation"), as part of the solicitation of proxies by its board of directors (the "Board of Directors" or the "Board") from holders of its outstanding shares of common stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of Webster to be held on Thursday, April 25, 1996, at 4:00 p.m., local time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702, (the "Annual Meeting") and at any adjournments thereof. The Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of Webster on or about March 26, 1996.

    The Annual Meeting has been called for the following purposes: (i) to elect four directors, of which three are to serve for a three-year term and one for a one-year term (Proposal 1); (ii) to ratify the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP as independent auditors of Webster for the year ending December 31, 1996 (Proposal 2); (iii) to amend Webster's 1992 Stock Option Plan to increase the number of shares available for issuance thereunder by 375,000 shares and to change the number of shares to be issued to non-employee directors upon election or reelection (Proposal 3); (iv) to approve the material terms of Webster's Performance Incentive Plan (Proposal
4); (v) to approve the payment of annual retainer fees to non-employee directors in shares of Common Stock instead of cash, up to a total of 30,000 shares
(Proposal 5); and (vi) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    If the enclosed form of proxy is properly executed and returned to Webster in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE BOARD'S NOMINEES AS DIRECTORS AND FOR PROPOSALS 2, 3, 4 AND 5 AS LISTED ABOVE. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors.

    The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Lee A. Gagnon, Executive Vice President, Chief Operating Officer and Secretary, Webster Financial Corporation, Webster Plaza, Waterbury, Connecticut 06702 or by attending the Annual Meeting and voting in person.

    The cost of soliciting proxies for the Annual Meeting will be borne by Webster. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. Webster will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses incurred in that connection. Webster has also retained D.F. King & Co., Inc., a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $3,500, plus reimbursement of certain out-of-pocket expenses.

    The securities that can be voted at the Annual Meeting consist of shares of Common Stock of Webster with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on March 15, 1996 as the record date for the determination of shareholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 2,800 holders of record of the 8,103,746 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

    The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote. The affirmative vote of a majority of the votes cast is required to ratify the appointment of the Corporation's independent auditors, and the affirmative vote of the holders of a majority of the shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting is required to approve each of the other proposals. Shareholders' votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented , and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with the ratification of the appointment of independent auditors. Abstentions, however, will have the same effect as a negative vote on Proposals 3, 4 and 5, because approval by a majority of the shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting is required for approval of such proposals.

    A copy of the annual report to shareholders for the fiscal year ended December 31, 1995 accompanies this Proxy Statement. WEBSTER IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR ITS 1995 FISCAL YEAR WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE FORM 10-K BY WRITING TO LEE A. GAGNON, EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER AND SECRETARY, WEBSTER FINANCIAL CORPORATION, WEBSTER PLAZA, WATERBURY, CONNECTICUT 06702.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

    At the Annual Meeting, four directors will be elected, three to serve for a three-year term and one to serve for a one-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

    Webster's Bylaws were amended effective at the Annual Meeting to increase the number of directors from nine to ten. After this increase, the Board of Directors will be divided into three classes, two composed of three directors each and one composed of four directors. The terms of office of only one class of directors expires in each year, and their successors are elected for terms of up to three years and until their successors are elected and qualified.

INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

    The following table sets forth the names of the Board of Directors' nominees for election as directors and the current directors of Webster whose offices continue beyond the Annual Meeting. Also set forth is certain other information with respect to each such person's age at December 31, 1995, the periods during which such person has served as a director of Webster and positions currently held with Webster and its wholly owned subsidiary, Webster Bank.

    On November 1, 1995, the Corporation merged its wholly owned subsidiary First Federal Bank, a federal savings bank ("First Federal"), into its other wholly owned subsidiary Bristol Savings Bank ("Bristol"), which was concurrently renamed "Webster Bank." References herein to Webster Bank prior to November 1, 1995 mean First Federal. References herein to Webster Bank on and after November 1, 1995 mean the surviving bank in such merger.

                                           AGE AT
                                        DECEMBER 31,  DIRECTOR   EXPIRATION    POSITIONS HELD WITH WEBSTER
                                            1995        SINCE     OF TERM            AND WEBSTER BANK
                                        ------------  ---------  ----------  --------------------------------
DIRECTOR NOMINEES FOR A
 THREE-YEAR TERM:
Walter R. Griffin                            74         1987        1999                 Director
J. Gregory Hickey                            66         1994        1999                 Director
C. Michael Jacobi                            53         1993        1999                 Director
DIRECTOR NOMINEE FOR A
 ONE-YEAR TERM:
John J. Crawford                             51          --         1997     Director Nominee

CONTINUING DIRECTORS:
Joel S. Becker                               47         1986        1998                 Director
O. Joseph Bizzozero, Jr.                     61         1986        1997                 Director
Robert A. Finkenzeller                       45         1986        1997                 Director
Harold W. Smith                              84         1986        1998                 Director
James C. Smith                               46         1986        1998     Chairman, President, Chief
                                                                                      Executive Officer and
                                                                                      Director
Sister Marguerite Waite, C.S.J.              57         1990        1997                 Director

    JOEL S. BECKER is Chairman of the Board and Chief Executive Officer of Torrington Supply Co., Inc., Waterbury, Connecticut and a director of J.E. Smith Co., Southington, Connecticut.

    O. JOSEPH BIZZOZERO, JR. is a practicing physician and the President and Chief Executive Officer of the BCB Medical Group. Dr. Bizzozero has been affiliated with Waterbury Hospital since 1969. He is also an Associate Clinical Professor of Medicine at the Yale University School of Medicine.

    JOHN J. CRAWFORD is a nominee to Webster's Board of Directors and the President and Chief Executive Officer of the South Central Connecticut Regional Water Authority. Since 1990, Mr. Crawford has been the President, Chief Executive Officer and a director of Aristotle Corporation, New Haven, Connecticut (formerly First Constitution Financial Corporation). Aristotle Corporation is the holding company since 1994 of The Strouse Adler Co., New Haven, Connecticut, a manufacturer of women's apparel. From 1990 until October 1992, Mr. Crawford was the President and Chief Executive Officer of First Constitution Financial Corporation's subsidiary, First Constitution Bank, which bank was placed into receivership by the Federal Deposit Insurance Corporation in October 1992, concurrently with its acquisition by Webster Bank. Subsequent to that acquisition, Mr. Crawford has served as a consultant to Webster Bank.

    ROBERT   A.  FINKENZELLER   is  President   of  Eyelet   Crafters,  Inc.,  a
Waterbury-based company which manufactures deep drawn metal parts for the cosmetics, writing instrument and drapery hardware fields.

    WALTER R. GRIFFIN is a principal of Griffin, Griffin & O'Brien, P.C., in Waterbury, Connecticut. Griffin, Griffin & O'Brien, P.C. serves as Webster's and Webster Bank's general counsel.

    J. GREGORY HICKEY is the retired Managing Partner of the Hartford office of Ernst & Young, LLP, an independent auditing firm.

    C. MICHAEL JACOBI is President and Chief Executive Officer of Timex Corporation, Middlebury, Connecticut, a manufacturer of timepieces. Mr. Jacobi served as Vice President of Marketing and Sales of Timex Corporation from 1981 to 1992. He became Executive Vice President and Chief Operating Officer in April 1992, President and Chief Operating Officer in December 1992, and President and Chief Executive Officer in December 1993.

    HAROLD W. SMITH retired as Chairman of Webster and Webster Bank in 1995 and as Chief Executive Officer of Webster and Webster Bank on December 31, 1987. He had served as managing officer of Webster Bank since its founding in 1935. He serves as a consultant to Webster and Webster Bank. Mr. Smith is the father of James C. Smith, Chairman, President, Chief Executive Officer and a director of Webster and Webster Bank.

    JAMES C. SMITH is Chairman, President and Chief Executive Officer of Webster and Webster Bank, having been elected Chairman in 1995 and Chief Executive Officer in 1987 upon Harold W. Smith's retirement. He joined Webster Bank in 1975. Mr. Smith was elected President and Chief Operating Officer of Webster in 1986 and of Webster Bank in 1982. Mr. Smith is a director of MacDermid, Incorporated, Waterbury, Connecticut, a manufacturer and wholesaler of specialty chemicals. Mr. Smith is the son of Harold W. Smith, a director of Webster and Webster Bank.

    SISTER MARGUERITE WAITE, C.S.J., is President, Chief Executive Officer and Treasurer of St. Mary's Hospital, Waterbury, Connecticut. Prior to her election as President in 1986, Sister Marguerite Waite was Vice President and Chief Operating Officer of St. Mary's Hospital.

CERTAIN BOARD COMMITTEES; NOMINATIONS BY SHAREHOLDERS; INSIDER PARTICIPATION

    The Board of Directors acts as a nominating committee for selecting nominees for election as directors. Webster's Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors but only if such nominations are made pursuant to timely notice in writing to the Secretary of Webster. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Webster not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 45 days notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Webster not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on February 29, 1996 and by filing a Current Report on Form 8-K under the Securities Exchange Act of 1934 (the "1934 Act") with the SEC on March 1,
1996. A shareholder's notice of nomination must also set forth certain information specified in Article III, Section 13 of the Corporation's Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

    The Board of Directors has appointed a standing Audit Committee that conducted five meetings during 1995. The members of the Audit Committee currently are Messrs. Hickey (Chairman), Becker and Jacobi. The Audit Committee reviews the scope of the independent annual audit, the independent public auditors' letter to the Board of Directors concerning the effectiveness of Webster's internal financial and accounting controls and the Board of Directors' response to that letter, if deemed necessary. In addition, the Audit Committee reviews internal audit plans and reports and meets with the Internal Auditor to discuss Webster's financial and accounting controls.

    The Board of Directors also has appointed a Personnel Resources Committee that reviews employee compensation on an annual basis and makes recommendations to the full Board regarding compensation. The Personnel Resources Committee also makes recommendations to the Long Term Incentive Compensation Committee
concerning long term incentive awards. All recommendations of the Personnel Resources Committee regarding the compensation of executive officers (other than long term incentive awards) are approved by Webster's Board of Directors which has ultimate responsibility over such matters. During 1995, the Personnel Resources Committee held three meetings. The members of the Personnel Resources Committee currently are Sister Marguerite Waite (Chairperson), Mr. Finkenzeller and Dr. Bizzozero.

    The Long Term Incentive Compensation Committee makes final determinations concerning the granting of stock options under Webster's stock option plans. During 1995, the Long Term Incentive Compensation Committee held three meetings. The Long Term Incentive Compensation Committee consists of all disinterested non-employee directors of the Corporation.

    During 1995, Webster held 15 meetings of its Board of Directors. Each incumbent director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors during the period that such individual served and the total number of meetings held by all committees of the Board on which the director served during the period that such individual served.

    Walter R. Griffin is a principal of the law firm of Griffin, Griffin & O'Brien, P.C., which serves as general counsel for Webster and Webster Bank. As general counsel, the firm of Griffin, Griffin & O'Brien, P.C. received $206,880 for general legal services rendered to Webster and its subsidiaries for 1995. The firm also represents Webster Bank in certain loan closings and related transactions. In 1995, $61,800 in fees were paid to the firm by borrowers (or other related parties) in connection with such loan closing services.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL OF ITS DIRECTOR NOMINEES.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the five highest paid executive officers of Webster, each of whom is elected to serve for a one-year period. Each such officer currently holds the same positions with Webster Bank. All executive officers serve pursuant to employment agreements with Webster and Webster Bank. See "Management -- Employment Agreements."

                               AGE AT
          NAME            DECEMBER 31, 1995       POSITIONS HELD WITH WEBSTER AND WEBSTER BANK
------------------------  -----------------  -------------------------------------------------------
James C. Smith                   46          Chairman, President, Chief Executive Officer and
                                              Director
Lee A. Gagnon                    58          Executive Vice President, Chief Operating Officer and
                                              Secretary
John V. Brennan                  43          Executive Vice President, Chief Financial Officer and
                                              Treasurer
Gary M. MacElhiney               48          Executive Vice President -- Business Banking
Ross M. Strickland               46          Executive Vice President -- Mortgage Banking

    Information concerning the principal occupation of these executive officers of Webster and Webster Bank during at least the last five years is set forth below.

    JAMES C. SMITH is Chairman, President, Chief Executive Officer and a director of Webster and Webster Bank, having been elected Chairman in 1995 and Chief Executive Officer upon Harold W. Smith's retirement from that position in 1987. Mr. Smith joined Webster Bank in 1975 and was elected President and Chief Operating Officer of Webster Bank in 1982 and of Webster in 1986.

    LEE A.  GAGNON is  Executive  Vice President,  Chief Operating  Officer  and
Secretary of Webster and Webster Bank. Mr. Gagnon, a certified public accountant, joined Webster Bank in 1983 as Senior Vice President, Treasurer and Chief Financial Officer. He was elected Executive Vice President of Webster and Webster Bank in 1986, Secretary of Webster Bank in 1987, Secretary of Webster in 1989, and Chief Operating Officer of Webster and Webster Bank in 1990.

    JOHN V. BRENNAN is Executive Vice President, Chief Financial Officer and Treasurer of Webster and Webster Bank. Mr. Brennan, a certified public accountant, joined Webster Bank in 1986 as Senior Vice President and Treasurer. He was elected Chief Financial Officer in 1990 and Executive Vice President in 1991. Prior to joining Webster Bank, he was a senior manager with the accounting firm of KPMG Peat Marwick LLP.

    GARY M. MACELHINEY is Executive Vice President -- Business Banking of Webster and Webster Bank, positions he has held since October 1992. Mr. MacElhiney previously served as the Executive Vice President -- Commercial Banking of First Constitution Bank, a position he held from January 1992 until its acquisition by Webster Bank from the FDIC. Prior to joining First Constitution Bank, Mr. MacElhiney was employed by the former Shawmut National Corporation (including its Connecticut-based national bank subsidiary) since 1973, serving as Senior Vice President since 1985, and was primarily in charge of commercial loan workouts since 1989.

    ROSS M. STRICKLAND is Executive Vice President -- Mortgage Banking of Webster and Webster Bank, positions he has held since his employment in 1991. Prior to joining Webster Bank, he was Executive Vice President of Residential Lending with the former Northeast Savings, F.A., Hartford, Connecticut, from 1988 to 1991. Prior to joining Northeast Savings, he was National Sales Manager, Credit Resources Group, for Shearson Lehman Brothers.

EXECUTIVE COMPENSATION

    Since the formation of Webster, none of its executive officers has received any separate cash compensation from the Corporation. Each of the executive officers of Webster currently holds a position with and has received compensation from Webster Bank for his services as an executive officer of Webster and Webster Bank.

    The following table sets forth the compensation paid by Webster Bank for services rendered in all capacities to Webster and its subsidiaries during 1995, 1994 and 1993 to the Chief Executive Officer of Webster and to each of the four most highly compensated executive officers of Webster serving at December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                            COMPENSATION AWARDS
                                                                          -----------------------
                                             ANNUAL COMPENSATION          RESTRICTED   SECURITIES
             NAME AND                -----------------------------------     STOCK     UNDERLYING     ALL OTHER
        PRINCIPAL POSITIONS            YEAR       SALARY        BONUS     AWARDS (A)    OPTIONS    COMPENSATION (B)
-----------------------------------  ---------  -----------  -----------  -----------  ----------  ----------------
James C. Smith                            1995  $   330,000  $   198,000  $   --           50,000     $   22,044
 Chairman, President and Chief            1994      300,000      271,221      --           50,000         17,206
 Executive Officer                        1993      250,000      150,000      --           11,000         34,001
Lee A. Gagnon                             1995      180,000       90,000      --            6,800         17,266
 Executive Vice President, Chief          1994      170,000      134,955      --           12,000         13,024
 Operating Officer and Secretary          1993      156,000       78,000      --            4,620         22,620
John V. Brennan                           1995      155,000       77,500      --            6,000         16,517
 Executive Vice President, Chief          1994      145,000       92,581       31,160      10,500         12,089
 Financial Officer and Treasurer          1993      125,000       62,500      --            4,620         19,740
Gary M. MacElhiney                        1995      170,000       56,600      --            6,000         16,671
 Executive Vice President --              1994      160,000       75,000      152,192      10,500         12,417
 Business Banking                         1993      150,000       55,000      --           10,500          7,766
Ross M. Strickland                        1995      155,000       51,600      --           11,550         16,296
 Executive Vice President --              1994      152,000       83,438      --            5,000         12,528
 Mortgage Banking                         1993      138,000       62,500      --            4,620         15,329

------------------------
(a) The value of the restricted stock awards is based on the market value of Webster's Common Stock at the date of award. The aggregate number of restricted shares held by each of Messrs. Smith, Gagnon, Brennan, MacElhiney and Strickland at December 31, 1995 was 19,064, 10,440, 8,329, 7,424 and
    9,078 shares, respectively, having a value as of such date of $562,388, $307,980, $245,706, $219,008 and $267,801, respectively. The aggregate number of restricted shares has been adjusted to reflect a 10% stock dividend paid on June 30, 1993. Cash dividends on shares of Common Stock that are subject to awards are distributed promptly after such dividends are received by the plan trustee. The restricted stock awards vest at the rate of 50% following three years from the date of grant, with the remaining 50% vesting five years from the date of grant, assuming consecutive service by the executive officer, subject to certain limited exceptions in the event of death, disability or retirement of the executive officer or termination of employment under certain circumstances.

(b) All Other Compensation includes amounts contributed or allocated, as the case may be, to the Webster Bank 401(k) plan (the "401(k) Plan"), the Webster Bank non-contributory employee stock ownership plan (the "ESOP"), and the Webster Bank nonqualified supplemental retirement plan, on behalf of each executive officer. For 1995 matching contributions made by Webster Bank to the 401(k) Plan on behalf of Messrs. Smith, Gagnon, Brennan, MacElhiney and Strickland were $4,620 each. In addition, for 1995, Messrs. Smith, Gagnon, Brennan, MacElhiney and Strickland were allocated 414 shares, 403 shares, 403 shares, 393 shares and 395 shares, respectively, pursuant to the ESOP, having a value based on the market value of Webster's Common Stock at the date of allocation of $12,213, $11,889, $11,889, $11,594 and $11,653,
    respectively. In 1995, Webster Bank allocated $5,211, $757, $7, $457 and $23 to the supplemental matching contributions accounts of Messrs. Smith, Gagnon, Brennan, MacElhiney and Strickland, respectively, pursuant to the Webster Bank nonqualified supplemental retirement plan.

    Executive officers are eligible to participate in Webster Bank's nonqualified deferred compensation plan. Under the terms of the plan, executive officer participants may elect to defer all or any portion of their bonuses. Deferred amounts are credited by Webster Bank to bookkeeping reserve accounts for each participant. Such accounts, plus accrued interest, are payable upon termination of service, disability or death of the participant, in a lump sum or in ten annual installments at the participant's election. For 1995, only Mr. Gagnon elected to defer the bonus portion of his annual compensation.

OPTION GRANTS

    The following table contains information with respect to grants of stock options to each of the named executive officers during the year ended December 31, 1995.

                           OPTION GRANTS DURING 1995

                                      INDIVIDUAL GRANTS (A)                                         POTENTIAL REALIZABLE
--------------------------------------------------------------------------------------------------    VALUE AT ASSUMED
                                            NUMBER OF                                               ANNUAL RATES OF STOCK
                                           SECURITIES       % OF TOTAL                               PRICE APPRECIATION
                                           UNDERLYING    OPTIONS GRANTED                             FOR OPTION TERM (B)
                                             OPTIONS     TO EMPLOYEES IN    EXERCISE    EXPIRATION  ---------------------
NAME                                         GRANTED       FISCAL YEAR        PRICE        DATE        5%         10%
----------------------------------------  -------------  ----------------  -----------  ----------  ---------  ----------
James C. Smith..........................      34,400(c)          24.1%      $  19.875    1/23/2005  $ 429,975  $1,089,642
                                               3,500(d)           2.5          28.125   12/19/2005     61,907     156,884
                                              12,100(e)           8.5          28.125   12/19/2005    214,021     542,370
Lee A. Gagnon...........................       3,400(d)           2.4          28.125   12/19/2005     60,138     152,402
                                               3,400(e)           2.4          28.125   12/19/2005     60,138     152,402
John V. Brennan.........................       3,000(d)           2.1          28.125   12/19/2005     53,063     134,472
                                               3,000(e)           2.1          28.125   12/19/2005     53,063     134,472
Gary M. MacElhiney......................       3,000(d)           2.1          28.125   12/19/2005     53,063     134,472
                                               3,000(e)           2.1          28.125   12/19/2005     53,063     134,472
Ross M. Strickland......................       2,750(f)           1.9          19.875    1/23/2005     34,373      87,108
                                               2,750(g)           1.9          19.875    1/23/2005     34,373      87,108
                                               1,600(d)           1.1          28.125   12/19/2005     28,300      71,718
                                               4,400(e)           3.1          28.125   12/19/2005     77,826     197,226

------------------------------
(a) All option grants were made at 100% of the fair market value of the Common Stock on the date of grant. Option not immediately exercisable, may become exercisable in full, or with respect to certain option grants, in part, under certain circumstances, including a "change in control" of Webster or Webster Bank.

(b) Based on exercise price.

(c) Option currently exercisable in full.

(d) Option will become exercisable in full on December 19, 1998.

(e) Option will become exercisable in full on December 19, 2004; provided, however, that accelerated vesting will occur at the rate of (i) 50% of the total number of shares covered by the option at the end of the first 20 consecutive trading days on which the closing price of the Common Stock is $38 or more, (ii) 25% of the total number of shares covered by the option (75% in the aggregate) at the end of the first 20 consecutive trading days on which the closing price of the Common Stock is $40.75 or more, and (iii) 25% of the total number of shares covered by the option (100% in the aggregate) at the end of the first 20 consecutive trading days on which the closing price of the Common Stock is $43.50 or more.

(f) Option will become exercisable in full on January 23, 1998.

(g) Option will become exercisable in full on January 23, 2004; provided, however, that accelerated vesting will occur at the rate of (i) 50% of the total number of shares covered by the option at the end of the first 20 consecutive trading days on which the closing price of the Common Stock is $26 or more, (ii) 25% of the total number of shares covered by the option (75% in the aggregate) at the end of the first 20 consecutive trading days on which the closing price of the Common Stock is $28 or more, and (iii) 25% of the total number of shares covered by the option (100% in the aggregate) at the end of the first 20 consecutive trading days on which the closing price of the Common Stock is $30 or more.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to each of the named executive officers concerning the exercise of stock options during 1995 and the value of all unexercised options held by each of such individuals at December 31, 1995.

                      AGGREGATED OPTION EXERCISES IN 1995
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                         VALUE OF
                                                                              NUMBER OF                UNEXERCISED
                                                                        SECURITIES UNDERLYING          IN-THE-MONEY
                                           NUMBER OF                   UNEXERCISED OPTIONS AT           OPTIONS AT
                                        SHARES ACQUIRED      VALUE        DECEMBER 31, 1995         DECEMBER 31, 1995
NAME                                      ON EXERCISE     REALIZED (A) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE (B)
-------------------------------------  -----------------  -----------  -----------------------  --------------------------
James C. Smith.......................         10,000       $ 179,205        87,445/45,775           $1,084,560/294,738
Lee A. Gagnon........................          6,000          90,273        34,145/17,300              613,207/111,350
John V. Brennan......................          1,000          18,296        23,420/15,125               448,256/97,375
Gary M. MacElhiney...................         --              --            11,875/15,125               125,475/97,375
Ross M. Strickland...................         --              --            16,995/15,125               307,628/91,703

------------------------------
(a) Based on the market value of Common Stock at date of exercise, less the exercise price.

(b) Based on the market value of Common Stock at December 31, 1995, less the exercise price, of all unexercised stock options having an exercise price less than such market value.

RETIREMENT PLANS

    Webster Bank maintains a defined benefit pension plan (the "Pension Plan") for eligible employees of Webster Bank. The Pension Plan is a qualified plan under the Internal Revenue Code of 1986, as amended (the "Code"), and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees of Webster Bank are eligible to participate in the Pension Plan upon attaining age 21 and completing one year of service.

    Benefits under the Pension Plan are funded solely by contributions made by Webster Bank. Under the Pension Plan's benefit formula, a participant's monthly normal retirement benefit will equal the sum of: (a) his or her accrued benefit as of December 31, 1986 (adjusted to reflect certain future increases in compensation), plus (b) the sum of 2% of the participant's monthly compensation for each year of credited service beginning on or after January 1, 1987. Benefits may not, in general, be based on more than 30 years of credited service. The normal form of benefit is an annuity for the participant's lifetime with a minimum of 120 monthly payments guaranteed. A Pension Plan participant becomes 100% vested in the benefits under the Pension Plan upon completion of five years of service. Benefit payments to a participant or beneficiary may commence upon a participant's early retirement date (age 55), normal retirement date (generally age 65), deferred retirement date or death. Participants may elect to receive their benefits in one of several optional forms, including a lump sum or periodic payments during the participant's lifetime or during the lifetime of the participant and his or her surviving spouse or designated beneficiary.

    The Board of Directors of Webster Bank has adopted a nonqualified supplemental retirement plan (the "Supplemental Plan") for certain management and other highly compensated employees who are also participants in the Pension Plan to provide supplemental retirement income benefits which are not currently available because annual compensation in excess of $150,000 (subject to cost of living increases) may not be used in the calculation of retirement benefits under the Code and because pension benefits are currently subject to a statutory maximum of $120,000 (subject to cost of living increases). Benefits under the Supplemental Plan are payable in monthly installments. The Supplemental Plan also provides certain management and other highly compensated employees who are participants in the 401(k) Plan with supplemental matching contributions. See "Management -- Executive Compensation -- Summary Compensation Table."

    The estimated annual benefits payable from the Pension Plan upon retirement at normal retirement age for Messrs. James C. Smith, Gagnon, Brennan, MacElhiney and Strickland are $94,890, $53,130, $82,470, $57,630, and $71,380,
respectively. In addition, the estimated annual supplemental retirement income benefits payable to Messrs. James C. Smith, Gagnon, Brennan, MacElhiney and Strickland under the Supplemental Plan are $123,080, $15,810, $19,100, $21,710 and $19,100 respectively.

COMPENSATION OF DIRECTORS

    During 1995, each non-employee director of Webster received a monthly retainer of $600 through August and $700 thereafter. In addition, each non-employee director of Webster received during 1995 $700 for each meeting of the Board attended and $400 for each committee meeting attended ($600, if a committee chairman). Non-employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster Bank. Until the November 1, 1995 merger, J. Gregory Hickey, a non-employee director of Webster, also served as a director of the Corporation's wholly owned subsidiary Bristol, for which he received $300 for each meeting of Bristol's board of directors and $400 for each committee meeting that he attended. Employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster or its subsidiaries. Webster's Board has approved a plan, which is subject to shareholder approval at the Annual Meeting, to pay the annual retainer fee for non-employee directors in shares of Common Stock. The details of such plan are described in Proposal 5.

    Effective January 1, 1994, Webster and Webster Bank entered into a consulting agreement (the "Consulting Agreement") for a three-year term with Harold W. Smith pursuant to which Mr. Smith renders such consulting and other advisory services as the Boards of Directors or Chief Executive Officer of Webster and Webster Bank may from time to time request. The Consulting Agreement replaced a similar consulting agreement among Webster, Webster Bank and Mr. Smith which expired on December 31, 1993. The Consulting Agreement provides for annual compensation of $100,000, as well as the use of a car, payment of membership dues (currently in the amount of $99 per month) for membership in a private business dining club, and reimbursement of reasonable business expenses. The Consulting Agreement provides that while receiving such compensation, Mr. Smith will at all reasonable times be available to consult with and advise officers and other representatives of Webster and Webster Bank. During 1995, Mr. Smith maintained regular office hours at Webster's principal executive offices in Waterbury, Connecticut and provided regular consulting and advisory services on the operations of Webster and its subsidiaries, particularly with respect to strategic planning. The Consulting Agreement is terminable by Mr. Smith upon 30 days written notice to Webster and to Webster Bank. The Consulting Agreement is terminable by Webster and Webster Bank at any time, provided that any termination by Webster and Webster Bank other than for "cause" (as defined therein) will not affect Mr. Smith's right to receive compensation and other benefits for the remaining term of the agreement. During the term of the Consulting Agreement, Mr. Smith may not engage in any business activities in competition with Webster or Webster Bank.

    Harold W. Smith also receives payments under a nonqualified supplemental retirement plan that was established by Webster Bank, effective as of January 1, 1988. This supplemental plan is designed to provide Mr. Smith with retirement benefits for his service from 1976 through 1987, during which period he was not covered by the Pension Plan. Benefits provided under this supplemental plan amount to $12,500 per year and began as of January 1, 1994. In the event of Mr. Smith's death, such benefits will be payable to his surviving spouse, if any, until her death. In the event of a merger or consolidation of Webster Bank with any other institution, the Board of Directors of Webster Bank may, with the consent of Mr. Smith, pay to him in a lump sum the present value of the future benefits under this supplemental plan.

    Directors are eligible to participate in Webster Bank's nonqualified deferred compensation plan. Under the terms of the plan, director participants may elect to defer all or any portion of their directors' fees. Deferred amounts are credited by Webster Bank to bookkeeping reserve accounts for each participant. Such accounts, plus accrued interest, are payable upon termination of service, disability or death of the participant, in a lump sum or in ten annual installments at the participant's election. For 1995, no director elected to defer any portion of his or her director fees.

    The Board of Directors of Webster adopted in 1992, with shareholder approval, the 1992 Stock Option Plan for the benefit of directors, officers and other full-time employees of Webster and its subsidiaries. The 1992 stock option plan was amended in 1994 with shareholder approval. The option exercise price for options to non-employee directors is 100% of the fair market value of the Common Stock on the date of grant of the option. Options granted to non-employee directors may be exercised at any time after grant. Currently, under the 1992 Stock Option Plan, non-employee directors are granted nonqualifying options with a ten year term for 3,300 shares upon their initial election as directors by the shareholders and similar options for 1,100 shares upon each reelection by the shareholders. Messrs. Becker and Harold W. Smith were granted options to purchase 1,100 shares upon reelection by the shareholders at the 1995 Annual Meeting. The Board of Directors has approved, subject to shareholder approval at the Annual Meeting, an amendment to the 1992 Stock Option Plan to change the number of options being granted to non-employee directors from 3,300 to 2,000 shares upon election and from 1,100 to 2,000 shares upon reelection to the Board of Directors. However, a director elected to the Board for less than a three-year term will be entitled to an option for 2,000 shares on a pro-rated basis for the number of months of his or her term as a percentage of 36 months. Upon reelection to the Board at the Annual Meeting in 1996 for three year terms, Messrs. Griffin, Hickey and Jacobi will each be granted a nonqualifying option, with a ten-year term, to acquire 2,000 shares, assuming shareholder approval of Proposal 3. Upon election to the Board at the Annual Meeting in 1996 for a one-year term, Mr. Crawford will be granted a non-qualifying option, with a ten-year term, to acquire 667 shares, assuming such shareholder approval.

EMPLOYMENT AGREEMENTS

    Webster and Webster Bank entered into employment agreements with Messrs. James C. Smith, Gagnon, Brennan, MacElhiney and Strickland effective January 1, 1995, which replaced the prior employment agreements with these executive officers. The employment agreements provide that: James C. Smith serves as President and Chief Executive Officer of both Webster and Webster Bank; Mr. Gagnon serves as Executive Vice President, Chief Operating Officer and Secretary of both Webster and Webster Bank; Mr. Brennan serves as Executive Vice President, Treasurer and Chief Financial Officer of both Webster and Webster Bank; Mr. MacElhiney serves as Executive Vice President -- Business Banking of both Webster and Webster Bank; and Mr. Strickland serves as Executive Vice President -- Mortgage Banking of both Webster and Webster Bank.

    Under their respective employment agreements, each executive officer may receive annual cost of living increases and may also receive a merit increase as determined by the Boards of Directors of Webster and Webster Bank. Each executive officer shall be eligible to receive discretionary bonuses as may be authorized by the Boards of Directors of Webster and Webster Bank and shall be eligible to participate in any plan of Webster or Webster Bank relating to stock options, stock purchases, pension, thrift, employee stock ownership, group life insurance and medical coverage or other retirement or employee benefits that Webster or Webster Bank has adopted or may adopt for the benefit of its executive employees. In addition, each executive officer will be provided with an automobile or an automobile allowance for business use. The employment agreements provide for initial terms of three years ending December 31, 1997 with renewals for one additional year following each anniversary date with the approval of the Board of Directors, unless the executive officer gives written notice to the contrary. The 1996 base salaries for Messrs. James C. Smith, Gagnon, Brennan, MacElhiney and Strickland are $390,000, $190,000, $170,000, $170,000, and $160,000, respectively, which salaries may not be reduced under the employment agreements without the consent of the executive officer.

    The Boards of Directors of Webster and Webster Bank may terminate the executive officer's employment at any time. In the case of Messrs. James C. Smith, Gagnon, Brennan, and MacElhiney, unless the termination is for "cause" (as defined therein) and where there has been no "change in control" (as defined therein), such executive officers would be entitled (a) to receive a lump sum payment not to exceed the lesser of (i) the sum of (x) the executive officer's then current annual base salary and (y) the amount of any bonuses paid pursuant to Webster's and Webster Bank's annual incentive compensation plan during the then current fiscal year multiplied by a fraction the numerator of which is the number of full months during the then current fiscal year in which the executive officer was employed and the denominator of which is 12, (ii) three times his average annual compensation for the five preceding years less one dollar, or
(iii) the amount that would be payable over a period equal to the remaining term of the agreement plus one year if the compensation were at an annual rate equal to the current salary and bonus, and
(b) subject to certain limitations, to continue to be entitled to medical and dental coverage for one year (or the remaining term of the agreement, if less) or until the executive officer accepts other employment on a substantially full time basis if earlier.

    In the case of Mr. Strickland, unless the termination is for cause and where there has been no change in control, Mr. Strickland would be entitled (a) to receive a lump sum payment not to exceed the lesser of (i) if such termination occurs before December 31, 1997, the greater of $200,000 or the sum of (A) Mr. Strickland's then current annual base salary and (B) the amount of any bonuses paid pursuant to Webster's and Webster Bank's annual incentive compensation plan during the then current fiscal year multiplied by a fraction the numerator of which is the number of full months during the then current fiscal year in which Mr. Strickland was employed and the denominator of which is 12, (ii) three times his average annual compensation for the five preceding years less one dollar, or
(iii) the amount that would be payable over a period equal to the remaining term of the agreement plus one year if the compensation were at an annual rate equal to the current salary and bonus, and (b) subject to certain limitations, to continue to be entitled to medical and dental coverage for one year (or the remaining term of the agreement, if less) or until Mr. Strickland accepts other employment on a substantially full time basis if earlier.

    If any executive officer terminates his employment without the consent of the Board of Webster or Webster Bank or other than in connection with or within two years after a change in control, then the employment agreement, among other things, would restrict him from having any other employment for one year or the remaining term of the agreement plus six months, whichever is less, with a commercial bank, savings bank, savings and loan association, or mortgage banking company, or a holding company affiliate of any of the foregoing, which has an office out of which the executive officer would be primarily based, located within 35 miles of Webster Bank's home office.

    If during the term of the employment agreement there is a change in control of Webster or Webster Bank, and the employment of the executive officer is terminated, voluntarily or involuntarily, in connection with or within two years after the change in control, unless such termination is (i) for cause, (ii) is a voluntary termination without "good reason" (as defined therein) in connection with a change in control that occurs solely as a result of any cash tender or exchange offer, merger, or other business combination where the persons who were directors of Webster before the transaction constitute less than two-thirds (but not less than one-half) of the directors of Webster or a successor corporation following the transaction (a "technical change"), or (iii) by virtue of normal retirement, permanent and total disability or death, the executive officer would be entitled to receive a severance payment. Such payment would be in the amount of (a) one year's compensation, including any bonuses paid during the then current fiscal year, if employment was voluntarily terminated without good reason other than in connection with or following a technical change, or (b) three times the executive officer's average annual compensation for the five years preceding such change in control, less one dollar, if employment was terminated either voluntarily with good reason or involuntarily without cause (except as provided below in the case of a technical change); provided, that the amount set forth in clause (b) above does not exceed the amount that would be payable over a period equal to the remaining term of the agreement, plus one year, if the compensation for such period was at an annual rate equal to the salary determined as of the time of termination and bonuses paid during the fiscal year preceding the fiscal year in which such change in control occurs, and provided, further, that in the case of a change in control pursuant to a technical change, no amount shall be payable under clause (a) above and the amount payable under clause (b) shall not exceed two times the executive officer's annual base salary in effect immediately before the change in control, plus two times the amount of any bonuses paid during the fiscal year preceding the fiscal year in which such change in control occurs. In addition, if the executive officer is entitled to a severance payment in connection with a change in control, the executive officer would also be entitled to continue to receive specified welfare benefits depending on the circumstances of the termination and for the period as set forth in the employment agreement.

    A "change in control" of Webster will be deemed to have occurred if: (i) any person becomes the beneficial owner of 25% or more of the total number of voting shares of the Corporation; (ii) any person becomes the beneficial owner of 10% or more, but less than 25%, of the total number of voting shares of the Corporation, unless the Director of the Office of Thrift Supervision (the "Director") has approved a rebuttal agreement filed by such person or such person has filed a certification with the Director; (iii) any person (other than the persons named as proxies solicited on behalf of the Board of Directors of Webster) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of Webster, for 25% or more of the total number of voting shares of the Corporation; (iv) any person has received the approval of the Director under Section 10 of the Home Owners' Loan Act, as amended (the "Holding Company Act"), or regulations issued thereunder, to acquire control of Webster; (v) any person has received the approval of the Director under Section 7(j) of the Federal Deposit Insurance Act, as amended (the "Control Act"), or regulations issued thereunder, to acquire control of Webster; (vi) any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 25% or more of the total number of voting shares of the Corporation, whether or not the requisite approval for such acquisition has been received under the Holding Company Act, the Control Act or the respective regulations issued thereunder; or (vii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of Webster before such transaction shall cease to constitute at least two-thirds of the Board of Directors of Webster or any successor corporation; provided, however, a change in control will not be deemed to have occurred under clauses
(ii), (iii), (iv), (v) or (vi) if within 30 days of such action, the Board of Directors of Webster (by two-thirds vote of the directors in office before such action) makes a determination that such action does not and is not likely to constitute a change in control of Webster. A change in control of Webster Bank will be deemed to have taken place if Webster's beneficial ownership of the total number of voting shares of Webster Bank is reduced to less than 50%.

PERSONNEL RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Personnel Resources Committee of the Board of Directors comprises three non-employee directors. The Committee recommends to the full Board of Directors, which has ultimate responsibility over such matters, executive officer salaries, bonuses and certain other forms of compensation, and recommends to the Long Term Incentive Compensation Committee, consisting of all disinterested non-employee directors, long term incentive awards. All recommendations of the Personnel Resources Committee regarding executive officer compensation for the 1995 fiscal year were approved by the Board of Directors or the Long Term Incentive Compensation Committee, as the case may be, without change.

    Set forth below is a report addressing Webster's compensation policies for fiscal year 1995 as they affected Webster's executive officers. For compensation purposes, Webster compares itself to a peer group composed of 13 commercial banks and savings institutions that range in asset size from $1.6 billion to $5.8 billion and that are located in the Eastern United States, three of which are included in the Keefe, Bruyette & Woods New England Savings Bank Index (the "KB&W Index"). See "Comparative Company Performance." The KB&W Index includes institutions in the New England area with an asset size ranging from $130.6 million to $84.4 billion. The peer group is smaller in number, larger in average asset size and includes institutions located outside of New England.

    COMPENSATION POLICIES FOR EXECUTIVE OFFICERS. Webster's executive compensation policies are designed to provide competitive levels of compensation, to assist Webster in attracting and retaining qualified executives and to encourage superior performance. In determining levels of executive officers' overall compensation, the Personnel Resources Committee considers the qualifications and experience of the persons concerned, the size of the institution, the complexity of its operation, the financial condition and income of the institution and the compensation paid to other persons employed by the institution, and the compensation paid to persons having similar duties and responsibilities in peer group institutions. The Personnel Resources Committee employs outside consultants and refers to published survey data in establishing compensation.

    RELATIONSHIP OF PERFORMANCE TO EXECUTIVE COMPENSATION. Compensation paid to Webster's executive officers in 1995 consisted of the following components: base salary, bonuses, long term incentives and participation in other Webster employee benefit plans. While each of these components has a separate purpose and may have a difference relative value to the total, a significant portion of the total compensation package is highly dependent on the financial success of Webster and total return to shareholders. Generally, base salaries for executive officers are below the average of salaries paid for comparable positions at other institutions within Webster's peer group. Short term and long term incentive compensation plans are designed to provide significant compensation opportunities when Webster meets or exceeds its financial and other goals. Long term incentives such as stock options, restricted stock and performance units comprise 40% to 50% of executive officers' targeted annual cash compensation depending on their positions. The value of these incentives is dependent on the market price of Webster's Common Stock, the dividend level and the return on average equity. Webster's executive officers may earn lower total compensation than that for comparable positions at peer group institutions if Webster does not meet its goals, and they may earn higher than average total compensation than for comparable positions when Webster meets or exceeds its goals. For 1995, the Personnel Resources Committee intended that total compensation for executive officers be at or above the average for Webster's peer group.

    BASE SALARY. The Personnel Resources Committee reviews executive base salaries annually in January. Base salary is intended to signal the internal value of the position and to track with the external marketplace. All executive officers serve pursuant to employment agreements which provide for a minimum base salary that may not be reduced without the consent of the executive officer. In establishing the 1995 salary for each executive officer, the
Personnel Resources Committee considered the officer's responsibilities, qualifications and experience, the size of the institution and the complexity of its operations, the financial condition of the institution (based on levels of income, nonperforming assets and capital), and compensation paid to persons having similar duties and responsibilities within peer group institutions. Base salaries for executive officers increased during 1995 due in large part to the record earnings for 1994, which were substantially improved from the prior year and favorable in light of the region's continuing economic weakness. In addition, the Committee also considered, in order of significance, the increased size and complexity of the institution, the successful acquisition and integration of Bristol, the reduction of non-accrual asset ratios and the acquisition of Shoreline Bank and Trust Company ("Shoreline").

    SHORT TERM INCENTIVE COMPENSATION. The Personnel Resources Committee makes recommendations to the Board of Directors for awards under Webster's Short Term Incentive Compensation Plan with such awards generally not to exceed 50% or 60% of the recipient's annual salary depending upon the executive officer's responsibilities. The Board may in its discretion adjust the Plan to reflect changes in circumstances. Generally, cash bonuses are paid for a given year only if Webster's results exceed certain minimum performance levels established by the Board of Directors for that year. Performance measures established for 1995 specified that Webster's adjusted net income must exceed a certain target. The amount available for awards is dependent on actual performance. Awards for 1995 were based on, in order of significance, Webster's financial results, the acquisition and integration of Shelton Savings Bank ("Shelton"), the successful integration of Shoreline, and the combination of First Federal, Bristol and Shelton into a single Bank Insurance Fund member institution renamed Webster Bank. Awards to the Chief Executive Officer are based entirely on corporate performance. Awards for other executive officers are based in part on corporate performance and in part on the results of their business units.

    Executive officers also received an additional bonus in recognition of the definitive agreement to acquire 20 branch offices from Fleet Financial Group, which accelerates Webster Bank's transition from a traditional thrift institution to a full service retail bank. The acquisition was completed on February 16, 1996.

    LONG TERM INCENTIVE COMPENSATION. Webster uses stock options, restricted stock awards and performance unit awards to provide long term incentive compensation. The Personnel Resources Committee makes recommendations to the Long Term Incentive Compensation Committee for awards under the Stock Option Plan and the Performance Incentive Plan and for restricted stock awards. Long term compensation, which emphasizes long term results, is targeted at 40% to 50% of the recipient's targeted annual cash compensation depending upon the executive officer's responsibilities. Targeted annual cash compensation equals base salary plus one-half of the maximum short term incentive compensation award.

    The Board of Directors endorses the position that stock ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. The purpose of stock option awards is to provide an opportunity for the recipients to acquire or increase a proprietary interest in Webster, thereby creating a stronger incentive to expend maximum effort for the long term growth and success of Webster and encouraging recipients to remain in the employ of Webster. Officers and other full-time employees of Webster and its subsidiaries are eligible for grants under the Corporation's 1986 and 1992 Stock Option Plans. Stock options are normally granted each year as a component of long term compensation. The size of the grants are generally tied to and weighted approximately equally based on an officer's responsibility level, annual cash compensation and performance. The number of options held is not considered in determining the option awards for executive officers, including the Chief Executive Officer. During 1995, 80,300 stock options were granted to Webster's executive officers.

    The purpose of Webster's restricted stock awards is to attract and retain executive officers whose actions will impact Webster's long term operating results and to motivate such executives by providing them with an immediate ownership stake in the business. Recipients are paid dividends on the shares and have voting rights. All restricted stock awards have vesting requirements. Fifty percent of the restricted stock vests after three years, and the remainder after five years. The restricted stock awards are generally considered part of the officer's targeted long term compensation during the vesting period. In addition to providing a direct relationship between shareholder value and the value of the benefit to the officer, restricted stock is also a powerful retention device as the shares are not conveyed to the executive until vesting restrictions have been satisfied. No shares of restricted stock were granted in 1995.

    The purpose of the Performance Incentive Plan is to further the growth and profitability of Webster by providing long term incentives that are dependent on achieving a specified return on average equity. Executive officers are granted awards of performance units for a performance period of three consecutive fiscal years. During that performance period, a specified return on average equity must be attained or there is no payout to the executive officers. During 1995, no performance units were granted.

    OTHER. In addition to the compensation paid to executive officers as described above, executive officers received, along with and on the same terms as other employees, certain benefits pursuant to the 401(k) Plan, the ESOP and the Pension Plan. In addition, executive officers received certain benefits under Webster's nonqualified supplemental retirement plan that are otherwise limited by IRS caps on qualified plans.

    CEO COMPENSATION. The Personnel Resources Committee, in determining the compensation for the Chief Executive Officer, considers Webster's size and complexity, financial results and progress in meeting strategic objectives. The Chief Executive Officer's 1995 base salary was increased by 10% to $330,000 based on the Corporation's increase in size and complexity of operations, its financial results and its progress in meeting strategic objectives. Base salary for the Chief Executive Officer was below the average for Webster's peer group. For 1995, the Personnel Resources Committee intended that total compensation for the Chief Executive Officer be above the average for Webster's peer group. Consistent with the terms of the Short Term Incentive Compensation Plan, the Chief Executive Officer received an annual incentive award for 1995 performance equal to 36% of salary. The annual incentive award was based entirely on corporate performance, which exceeded the minimum performance benchmarks established by the Board at the beginning of 1995. The Chief Executive Officer also received an additional bonus equal to 24% of 1995 salary in recognition of the successful negotiation and completion of the acquisition of 20 branch offices from Fleet Financial Group. The definitive agreement was signed on October 2, 1995 and the acquisition was completed on February 16, 1996. Stock options were granted in accordance with Webster's 1992 Stock Option Plan, except in connection with an additional grant on January 23, 1995 to the Chief Executive Officer of an option exercisable for 34,400 shares of Common Stock. The additional stock option grant was intended to recognize and reward the Chief Executive Officer's significant contribution to the progress and success of Webster and to further align his interests with those of shareholders with respect to the enhancement of shareholder value. This grant was made in recognition of the Chief Executive Officer's critical role in the successful negotiation, completion and integration of two previous significant acquisitions by Webster (First Constitution and Bristol), the increased responsibility of the Chief Executive Officer as a result of such acquisitions and the Corporation's substantial progress in achieving its strategic objectives. No performance units or restricted stock awards were granted to the Chief Executive Officer for the 1995 fiscal year.

    INTERNAL  REVENUE CODE  SECTION 162(M).   In 1993,  the Code  was amended to
disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring Webster's compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation.

     BOARD OF DIRECTORS          STOCK OPTION COMMITTEE     PERSONNEL RESOURCES COMMITTEE
----------------------------  ----------------------------  -----------------------------
Joel S. Becker                Joel S. Becker                O. Joseph Bizzozero, Jr.
O. Joseph Bizzozero, Jr.      O. Joseph Bizzozero, Jr.      Robert A. Finkenzeller
Robert A. Finkenzeller        Robert A. Finkenzeller        Sister Marguerite Waite
Walter R. Griffin             J. Gregory Hickey             (Chairperson)
J. Gregory Hickey             C. Michael Jacobi
C. Michael Jacobi             Sister Marguerite Waite
Harold W. Smith               (Chairperson)
James C. Smith
 (Chairman)
Sister Marguerite Waite

COMPARATIVE COMPANY PERFORMANCE

    The following table sets forth comparative information regarding Webster's cumulative shareholder return on its Common Stock over the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. Webster's cumulative shareholder return over a five-year period is based on an investment of $100 on December 31, 1990 and is compared to the cumulative total return of the Keefe, Bruyette & Woods ("KBW") New England Bank Index and the Wilshire 5000 Equity Index.

    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG WEBSTER FINANCIAL
                                  CORPORATION,
           KBW NEW ENGLAND BANK INDEX AND WILSHIRE 5000 EQUITY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            WEBSTER    KBW N.E. BANK    WILSHIRE 5000
12/90            100               100            100
12/91         230.61            175.57         129.43
12/92         378.19            308.34         138.32
12/93         513.98            411.65         150.19
12/94         426.34            414.42         146.41
12/95         697.43            645.81         185.31

CERTAIN TRANSACTIONS

    From time to time Webster Bank makes loans to the directors and executive officers for the financing of their homes, as well as home improvement and consumer loans. It is the belief of management that these loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features. At March 15, 1996, loans to directors, executive officers and members of their immediate families and affiliates totaled $682,843.

SECTION 16(A)COMPLIANCE

    Section 16(a) of the 1934 Act requires Webster's directors and executive officers, and persons who own more than 10% of its Common Stock, to file with the SEC initial reports of ownership of Webster's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Webster, the Corporation believes that during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to Webster's officers, directors, and more than 10% owners were complied with on a timely basis, except for (i) one Form 4, Statement of Changes in Beneficial Ownership of Securities, reporting one transaction, which was filed one month late by Robert A. Finkenzeller, a director; and (ii) one Form 3, Initial Statement of Beneficial Ownership of Securities, reporting one transaction, which was filed four days late by Peter K. Mulligan, Executive Vice President -- Consumer Banking.

                           STOCK OWNED BY MANAGEMENT

    The following table sets forth information as of March 15, 1996 with respect to the amount of Webster's Common Stock beneficially owned by each director of Webster, each nominee for election as a director, each of the five most highly compensated executive officers of Webster serving at December 31, 1995 and by all directors and executive officers of Webster as a group.

                                                NUMBER OF SHARES
                                                 AND NATURE OF         PERCENT OF
                                                   BENEFICIAL         COMMON STOCK
     NAME AND POSITION(S) WITH WEBSTER           OWNERSHIP (A)         OUTSTANDING
-------------------------------------------  ----------------------  ---------------
Joel S. Becker                                          9,041               *
Director
O. Joseph Bizzozero, Jr.                                5,976               *
Director
John V. Brennan                                        53,936               *
Executive Vice President, Chief
 Financial Officer and Treasurer
John J. Crawford                                        1,000               *
Director Nominee
Robert A. Finkenzeller                                  6,427               *
Director
Lee A. Gagnon                                          87,906               1.07%
Executive Vice President, Chief
 Operating Officer and Secretary
Walter R. Griffin                                      24,926               *
Director
J. Gregory Hickey                                       4,400               *
Director
C. Michael Jacobi                                       3,410               *
Director
Gary M. MacElhiney                                     24,153               *
Executive Vice President --
 Business Banking
Harold W. Smith                                        85,068                1.04
Director
James C. Smith                                        250,635                3.00
Chairman, President and Chief
 Executive Officer
Ross M. Strickland                                     40,606               *
Executive Vice President --
 Mortgage Banking
Sister Marguerite Waite, C.S.J.                         4,510               *
Director
All directors, director nominees, and                 601,994                6.91
 executive officers as a group
 (14 persons)

------------------------
(a) In accordance with Rule 13d-3 under the 1934 Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Common Stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days from March 15, 1996. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

    The table includes shares owned by spouses or other immediate family members over which the persons named in the table possess shared voting and/or investment power as follows: Mr. Becker, 3,541 shares; Dr. Bizzozero, 572 shares; Mr. Griffin, 9,966 shares; Harold W. Smith, 13,165 shares; James C. Smith, 57,409 shares; and all directors and executive officers as a group, 84,653 shares. All other shares included in the table are held by persons who exercise sole voting and investment power over such shares.

    The table also includes the following: 272,945 shares subject to outstanding options which are exercisable within 60 days from March 15, 1996; 32,480 shares held in the 401(k) Plan; 54,335 shares pursuant to restricted stock awards; and 23,471 shares held in the ESOP that have been allocated to the accounts of officers.

    Outstanding options reflected in the table were held as follows: Mr. Becker, 5,500 shares; Dr. Bizzozero, 4,400 shares; Mr. Brennan, 25,983 shares; Mr. Finkenzeller, 4,400 shares; Mr. Gagnon, 37,145 shares; Mr. Griffin, 1,100 shares; Mr. Hickey, 3,300 shares; Mr. Jacobi, 3,300 shares; Mr. MacElhiney, 14,438 shares; Harold W. Smith, 50,050 shares; James C. Smith, 99,371 shares; Mr. Strickland, 19,558 shares; and Sister Marguerite Waite, 4,400 shares.

 *  Less than 1% of Common Stock outstanding.

               PRINCIPAL HOLDERS OF VOTING SECURITIES OF WEBSTER

    The following table sets forth information as of March 15, 1996 with respect to ownership of the Common Stock by each person believed by management to be the beneficial owner of more than 5% of the outstanding Common Stock. The historical information set forth below is based on the most recent Schedule 13D or 13G filed on behalf of each such person with the SEC as of that date.

                                           NUMBER OF SHARES
                                             AND NATURE OF       PERCENT OF
                                              BENEFICIAL        COMMON STOCK
  NAME AND ADDRESS OF BENEFICIAL OWNER         OWNERSHIP         OUTSTANDING
----------------------------------------  -------------------  ---------------
Private Capital Management, Inc.                429,500(a)             5.03%
3003 Tamiami Trail North
Naples, Florida 33940

------------------------
(a) Private Capital Management, Inc. ("PCM") and Bruce S. Sherman filed Amendment No. 6 to Schedule 13D, dated March 15, 1995, reporting beneficial ownership of 429,500 and 2,000 shares of Common Stock, respectively. Amendment No. 6 to Schedule 13D states that PCM has shared dispositive power with respect to 429,500 shares and no shared voting, sole voting or sole dispositive power with respect to any shares. According to Amendment No. 6 to Schedule 13D, Mr. Sherman, President of PCM, has sole voting and sole dispositive power over the 2,000 shares reported as beneficially owned by him and shared dispositive power over 430,500 shares and shared voting power over 1,000 shares. Amendment No. 6 to Schedule 13D states that PCM is a registered investment adviser.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

    The Board of Directors has appointed the firm of KPMG Peat Marwick LLP to continue as independent auditors for Webster for the year ending December 31, 1996, subject to ratification of such appointment by the shareholders. KPMG Peat Marwick LLP was appointed as the independent auditors of Webster Bank in 1985, has performed audits for Webster Bank for the years ended December 31, 1983 through 1995, and has similarly performed audits for Webster for the years ended December 31, 1986 through 1995. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG Peat Marwick LLP, independent certified public accountants, to audit the books and accounts of Webster for the year ending December 31, 1996. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

    Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders of at least a majority of the votes cast is required to ratify the appointment of KPMG Peat Marwick LLP as Webster's independent auditors for the year ending December 31, 1996.

    Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                  PROPOSED AMENDMENT TO 1992 STOCK OPTION PLAN
                                  (PROPOSAL 3)

INTRODUCTION

    The Webster Financial Corporation 1992 Stock Option Plan (the "1992 Stock Option Plan") was established by the Board of Directors of the Corporation in 1992, approved by the shareholders of the Corporation at the 1992 annual meeting, and was amended by the shareholders of the Corporation in 1994. As of March 15, 1996, there were approximately 1,100 employees of the Corporation and its subsidiaries, eight non-employee directors of the Corporation and six non-employee directors or advisory directors of Webster's banking subsidiary (not also serving as directors of the Corporation) who were eligible to participate in the 1992 Stock Option Plan.

    The Board of Directors has voted to amend the 1992 Stock Option plan, subject to shareholder approval at the Annual Meeting, to: (i) increase the number of shares of Common Stock reserved for issuance under the 1992 Stock Option Plan by 375,000 shares, from 405,500 to 780,500 shares; and (ii) provide that the number of shares granted by option to non-employee directors upon their initial election to the Board will be decreased from 3,300 to 2,000 shares and that the number of shares granted by option to non-employee directors upon their reelection to the Board will be increased from 1,100 to 2,000. The number of shares reserved for issuance is subject to adjustment upon the occurrence of certain events as described below. See "Description of the Plan."

    The Board of Directors of the Corporation believes that stock options are important to attract and to encourage the continued service of directors, officers and other key employees by facilitating their purchase of a stock interest in the Corporation. The number of individuals eligible to receive grants under the 1992 Stock Option Plan has increased significantly as a result of acquisitions made by the Corporation. As of March 15, 1996, no shares remain for future option grants under the 1992 Stock Option Plan. Approval of the proposed amendment will increase the number of shares available for issuance under the 1992 Stock Option Plan by 375,000 shares, which equals 4.42% of the Corporation's outstanding Common Stock as of March 15, 1996, or 3.89% after giving effect to conversion of the Corporation's Series B 7 1/2% Cumulative Convertible Preferred Stock.

    The Board of Directors has concluded that it is advisable that the Corporation and its shareholders continue to have the incentive of stock options available as a means of attracting and retaining directors, officers and key employees. As the Corporation progresses, officers and key employees are continually being retained in or moving into positions where, in the judgment of the Board of Directors, an initial or increased option will be a valuable incentive and will serve to the ultimate benefit of shareholders.

    Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder (the "Code") generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its Chief Executive Officer and the four other most highly compensated officers. However, under the Code there is no limitation on the deductibility of "qualified performance-based compensation." To satisfy this definition, (i) the compensation must be paid solely on account of the attainment of one or more preestablished, objective performance goals;
(ii) the performance goal under which compensation is paid must be established by a compensation committee composed solely of two or more directors who qualify as "outside directors" for purposes of the exception; (iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the corporation before payment is made in a separate vote; and
(iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

    In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if (1) the grant or award is made by a committee comprised of "outside directors"; (2) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and (3) under the terms of the option, the amount of compensation is based solely on an increase in the value of the stock after the date of grant. Under the Code, a director is an "outside director" if he or she is not a current employee of the corporation; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the corporation; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the corporation in any capacity other than as a director. Under the Code the material terms of a performance goal will be approved by shareholders for purposes of the foregoing rules if, in a separate vote, affirmative votes are cast by a majority of the shares voted at the shareholders meeting.

    The amendment to the 1992 Stock Option Plan is subject to shareholder approval at the Annual Meeting. By submitting the amendment for shareholder approval at the Annual Meeting, the Corporation intends to comply with the requirements for obtaining a deduction for the full amount to which the Corporation is entitled with respect to options granted under the Plan (see Federal Income Tax Consequences of the 1992 Stock Option Plan, below).

DESCRIPTION OF THE PLAN

    The 1992 Stock Option Plan provides for the grant of options that are intended to qualify as "incentive stock options" under Section 422 of the Code to full time employees as well as the grant of non-qualifying options to directors and employees of the Corporation and its subsidiaries.

    The 1992 Stock Option Plan is administered by the Personnel Resources Committee, which consists of at least three outside directors appointed by the Board of Directors. The Personnel Resources Committee makes recommendations to the Long Term Incentive Compensation Committee concerning the granting of options. The Long Term Incentive Compensation Committee makes all final determinations concerning the employees of the Corporation and its subsidiaries to whom incentive and non-qualifying options will be granted. The Board of Directors has approved an amendment to the 1992 Stock Option Plan, subject to shareholder approval at the Annual Meeting, that nonqualifying grants of options for 2,000 shares be provided to each non-employee director upon election or reelection to Webster's Board of Directors, instead of the current option of 3,300 shares upon election and 1,100 shares upon reelection. Under such amendment, if a non-employee director is elected to the Board for less than a three-year term, the director will be entitled to receive an option for 2,000 shares on a pro-rated basis for the number of months of his or her term as a percentage of 36 months. Each of the current non-employee directors of the Corporation has already been granted an option for 3,300 shares under either the 1992 Stock Option Plan or the 1986 Stock Option Plan. If elected to the Board at the Annual Meeting, Mr. Crawford will receive a grant of 667 shares, assuming shareholder approval of this proposal. Upon their reelection, the three non-employee director-nominees at the Annual Meeting will receive an option for 2,000 shares, assuming shareholder approval of this proposal.

    The option exercise price under the 1992 Stock Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). The maximum option term is 10 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock).

Options may be exercised at any time after grant, except as otherwise provided in the particular option agreement. There is also a $100,000 limit on the value of stock (determined at the time of grant) covered by incentive stock options that first become exercisable by an optionee in any calendar year. No option may be granted more than 10 years after the effective date of the Plan. Options are non-transferable.

    Payment for shares purchased under the 1992 Stock Option Plan may be made either in cash or, if permitted by the particular option agreement, by exchanging shares of Common Stock of the Corporation with a fair market value equal to the total option exercise price or cash for any difference. Options may, if permitted by the particular option agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the optionee, provided that the broker tenders to the Corporation cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Corporation may be required to withhold in connection with the exercise of the option.

    If an employee's employment with the Corporation or its subsidiaries terminates by reason of death or permanent and total disability, his or her options, whether or not then exercisable, may be exercised within one year after such death or disability unless a later date is otherwise provided in the particular option agreement (but not later than the date the option would otherwise expire). If the employee's employment terminates for any reason other than death or disability, options held by such optionee terminate three months after the date of such termination unless a later date is otherwise provided in the particular option agreement (but not later than the date the option would otherwise expire). An option granted to a non-employee director will not terminate until the expiration of the ten year term of the option regardless of whether the non-employee director continues to serve as a director.

    If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of the Corporation, by reason of merger, consolidation, reorganization, recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares without receipt of consideration by the Corporation, an appropriate and proportionate adjustment will be made in the number and kinds of shares subject to the 1992 Stock Option Plan, and in the number, kinds, and per share exercise price of shares subject to the unexercised portion of options granted prior to any such change. Any such adjustment in an outstanding option, however, will be made without a change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the per share option price.

    Upon any dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation in which the Corporation is not the surviving corporation, or upon the sale of all or substantially all of the assets of the Corporation to another corporation, or upon any transaction approved by the Board of Directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of the Corporation, the 1992 Stock Option Plan and the options issued thereunder will terminate, unless provision is made in connection with such transaction for the continuation of the Plan and/or the assumption of the options or for the substitution for such options of new options covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise price. In the event of such termination, all outstanding options will be exercisable in full during such period immediately prior to the occurrence of such termination as the Board of Directors in its discretion will determine.

    The Board of Directors may amend the 1992 Stock Option Plan with respect to shares of the Common Stock as to which options have not been granted. However, the Corporation's shareholders must approve any amendment that would (i) materially change the requirements as to eligibility to receive options; (ii) increase the maximum number of shares in the aggregate for which options may be granted (except for adjustments upon changes in capitalization); (iii) change the minimum option price; (iv) increase the maximum period during which options may be exercised; (v) extend the term of this Plan, or (vi) materially increase the benefits accruing to eligible individuals under this Plan.

    The Board of Directors at any time may terminate or suspend the 1992 Stock Option Plan. Unless previously terminated, this Plan will terminate automatically on March 23, 2002, the tenth anniversary of the date of adoption of this Plan by the Board of Directors. No termination, suspension or amendment of this Plan may, without the consent of the optionee to whom an option has been granted, adversely affect the rights of the holder of the option.

PLAN BENEFITS

    As of March 15, 1996, options to purchase 393,500 shares of Common Stock (all of which were nonqualifying options) were outstanding under the 1992 Stock Option Plan. The option exercise price under the 1992 Stock Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). The table below provides certain information regarding stock options granted to date under the 1992 Stock Option Plan to the Chief Executive Officer and each of the other four most highly compensated officers of the Corporation serving at December 31, 1995, to each nominee as a director, to all executive officers of the Corporation as a group, to all non-employee directors of the Corporation as a group, to all non-employee directors or advisory directors of the Corporation's banking subsidiary (who are not also directors of the Corporation) as a group, and to all employees of the Corporation and its subsidiaries as a group (including officers who are not executive officers).

                                 PLAN BENEFITS

                                                     1992 STOCK OPTION PLAN
                                             --------------------------------------
             NAME AND POSITION               EXERCISE PRICE   NUMBER OF OPTIONS (B)
-------------------------------------------  --------------   ---------------------
James C. Smith                                $28.0000(a)              2,300
Chairman, President, Chief Executive           17.6182(b)             11,000
 Officer and Director                          20.7500(c)             11,550
                                               18.5000(d)             13,050
                                               20.7500(e)              4,800
                                               18.5000(b)             15,600
                                               28.1250(f)             12,100
                                               18.5000(g)              5,000
                                               28.1250(h)              3,500
                                               19.8750(b)             34,400
Lee A. Gagnon                                 $18.5000(g)              3,000
Executive Vice President, Chief Operating      20.7500(c)              3,000
 Officer and Secretary                         17.6182(b)              4,620
                                               18.5000(d)              3,000
                                               28.1250(h)              3,400
                                               28.1250(f)              3,400
                                               20.7500(e)              3,000
John V. Brennan                               $18.5000(g)              2,750
Executive Vice President, Chief Financial      20.7500(e)              2,500
 Officer and Treasurer                         18.5000(d)              2,750
                                               20.7500(c)              2,500
                                               28.1250(h)              3,000
                                               28.1250(f)              3,000
                                               17.6182(b)              4,620

                                                     1992 STOCK OPTION PLAN
                                             --------------------------------------
             NAME AND POSITION               EXERCISE PRICE   NUMBER OF OPTIONS (B)
-------------------------------------------  --------------   ---------------------
Gary M. MacElhiney                            $20.5000(b)              5,000
Executive Vice President -- Business           28.1250(h)              3,000
Banking
                                               28.1250(f)              3,000
                                               20.7500(e)              2,500
                                               20.7500(c)              2,500
                                               18.5000(g)              2,750
                                               17.6182(b)              5,500
                                               18.5000(d)              2,750
Ross M. Strickland                            $28.1250(f)              4,400
Executive Vice President -- Mortgage           17.6182(b)              4,620
 Banking                                       28.1250(h)              1,600
                                               19.8750(i)              2,750
                                               19.8750(d)              2,750
                                               20.7500(e)              2,500
                                               20.7500(c)              2,500
Walter R. Griffin                             $17.2727(b)              1,100
Director (and Director Nominee)
J. Gregory Hickey                             $19.7500(b)              3,300
Director (and Director Nominee)
C. Michael Jacobi                             $17.2727(b)              3,300
Director (and Director Nominee)
John J. Crawford                                --                  --
Director Nominee
Executive Officer Group, including the five   $21.5303(j)            224,960
 executive officers named above (8 persons)
Non-employee Director Group (10 persons)      $19.7493(b)(k)          17,600
Non-employee Bank Subsidiary Director/        $20.7083(b)(l)          19,800
 Advisory Director Group (6 persons)
Non-executive Officer Employee Group          $21.1978(m)            165,100
 (34 persons)

    Based on the closing sales price of Webster's Common Stock on March 15, 1996 of $28.25, the aggregate market value of the 375,000 shares reserved under the 1992 Stock Option Plan is $10,593,750, assuming shareholder approval of Proposal 3.
------------------------
(a) Option will become exercisable in full on January 22, 1999.

(b) Option currently exercisable in full.

(c) 75% of the total number of shares covered by the grant is exercisable. Option will become exercisable in full on January 24, 2003; provided however, accelerated vesting for the remaining shares will occur at the end of the first 20 consecutive trading days on which the closing price of the Common Stock is $31.125 or more.

(d) 75% of the total number of shares covered by the grant is exercisable. Option will become exercisable in full on December 28, 2003; provided however, accelerated vesting for the remaining shares will occur at the end of the first 20 consecutive trading days on which the closing price of the Common Stock is $30.00 or more.

(e) Option will become exercisable in full on January 24, 1998.

(f) Option will become exercisable in full on December 19, 2004; provided, however, that accelerated vesting will occur at the rate of (i) 50% of the total number of shares covered by the option at the end of the first 20 consecutive trading days on which the closing price of the Common Stock is $38 or more, (ii) 25% of the total number of shares covered by the option (75% in the aggregate) at the end of the first 20 consecutive trading days on which the closing price of the Common Stock is $40.75 or more and (iii) 25% of the total number of shares covered by the option (100% in the aggregate) at the end of the first 20 consecutive trading days on which the closing price of the Common Stock is $43.50 or more.

(g) Option will become exercisable in full on December 28, 1997.

(h) Option will become exercisable in full on December 19, 1998.

(i) Option will become exercisable in full on January 23, 1998.

(j) Weighted average exercise price of options granted to executive officers.

(k) Weighted average exercise price of options granted to non-employee directors of the Corporation.

(l) Weighted average exercise price of options granted to non-employee directors or advisory directors of the Corporation's bank subsidiary, who are not also directors of the Corporation.

(m) Weighted average exercise price of options granted to employees.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1992 STOCK OPTION PLAN

    The grant of an option is not a taxable event for the optionee or the Corporation. With respect to "incentive stock options," an optionee will not recognize taxable income upon grant or exercise of an incentive option, and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option will be taxed as long term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise. However, the excess of the fair market value of the shares subject to an incentive option on the exercise date over the option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise (except that, if the optionee is subject to certain securities law restrictions, the determination of the amount included in alternative minimum taxable income may be delayed, unless the optionee elects within 30 days following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. This excess increases the optionee's basis in the shares for purposes of the alternative minimum tax but not for purposes of the regular income tax. An optionee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options (E.G., for a year in which the shares are sold at a gain). The Corporation and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

    For the exercise of an incentive option to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Corporation or a subsidiary from the date the option is granted through a date within three months before the date of exercise. In the case of an optionee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

    If all of the requirements for incentive option treatment are met except for the special holding period rules set forth above, the optionee will recognize ordinary income upon the disposition of the shares in an amount equal to the excess of the fair market value of the shares at the time the option is exercised over the option exercise price. However if the optionee is subject to certain restrictions under the securities laws at the time the option is exercised, the measurement date may be delayed, unless the optionee has made a special tax election within 30 days after the date of exercise to have taxable income determined without regard to such restrictions. The balance of the realized gain, if any, will be long or short term capital gain, depending upon whether or not the shares are sold more than one year after the option is exercised. If the optionee sells the shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the shares at the time the option is exercised (or other applicable measurement date), the amount of ordinary income (and the amount included in alternative minimum taxable income, if the sale occurs during the same year as the option was exercised) will be limited to the excess of the amount realized on the sale over the option exercise price. If the Corporation complies with applicable reporting (if any) and other requirements, it will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

    If, pursuant to an option agreement, an optionee exercises an incentive option by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee acquired the shares being transferred pursuant to the exercise of an incentive option and has not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. These rules would not apply if the optionee used shares received pursuant to the exercise of an incentive option (or another statutory option) as to which the optionee has not satisfied the applicable holding period requirement. In that case, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

    Upon exercising a non-qualifying option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise (except that, if the optionee is subject to certain restrictions imposed by the securities laws, the measurement date may be delayed, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If the Corporation complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualifying option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

    If, pursuant to an option agreement, the optionee surrenders shares of Common Stock in payment of part or all of the exercise price for non-qualifying options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive option) and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. However, the fair market value of any shares received in excess of the number of shares surrendered (I.E., the difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option) will be taxed as ordinary income.

REQUIRED VOTE

    The approval by an affirmative vote of the holders majority of the shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the amendment to the 1992 Stock Option Plan. The Board of Directors unanimously recommends a vote FOR approval of the amendment to the 1992 Stock Option Plan. If not otherwise specified, proxies will be voted FOR approval.

                   APPROVAL OF MATERIAL TERMS OF PERFORMANCE
                                 INCENTIVE PLAN
                                  (PROPOSAL 4)

    The Performance Incentive Plan, which was amended and restated as of January 1, 1996 (the "Plan"), is designed to further the growth and profitability of Webster by providing selected key employees with long term incentives dependent on business results, thereby enabling Webster to motivate key employees to achieve a high return on equity. The Plan is intended to satisfy the requirements of Section 162(m) of the Code with respect to qualified performance-based compensation.

    Under Section 162(m) of the Code and the regulations promulgated thereunder, a federal income tax business expense deduction is generally not allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its Chief Executive Officer and to the four other most highly compensated officers. Under those provisions, however, there is an exemption to permit the deduction of "qualified performance-based compensation." To qualify for such exemption, (i) the compensation must be paid solely on account of the attainment of one or more preestablished, objective performance goals; (ii) the performance goals under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as "outside directors" for purposes of the exemption; (iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved in a separate vote by shareholders of the corporation before payment is made; and (iv) the corporation's compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

    The Board of Directors believes that where Webster can seek to accomplish its compensation objectives in a manner that maximizes the deductibility of compensation for federal income tax purposes, the Corporation should seek to do so. Accordingly, the Board of Directors adopted the amended and restated Plan on March 18, 1996 and seeks shareholder approval of the material terms of the Plan so that any awards under the Plan will be deemed to be "qualified performance-based compensation" under Section 162(m) of the Code and the regulations thereunder. Under the Plan, no payment of Performance Unit Awards will be made for any Program beginning after December 31, 1995, unless the Plan has been approved by Webster's shareholders by December 31, 1996, in a separate vote by a majority of the votes cast in person, or by proxy, and entitled to vote on the issue at a duly held meeting of the shareholders.

DESCRIPTION OF THE MATERIAL TERMS OF THE PLAN

    The following summary of the material terms of the Plan is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached to this Proxy Statement as Exhibit A. Undefined capitalized terms are defined in Exhibit A.

    The Plan is administered by a committee of not less than three directors appointed by the Board of Directors, each of whom is an "outside director" within the meaning of the regulations implementing Section 162(m) of the Code (the "Committee"). The Committee has full authority to make, interpret and approve all rules for the administration of the Plan. Under the Plan, each Performance Period or Program consists of three consecutive fiscal years, commencing on the first day of the Fiscal Year of a Program, in which Performance Units are to be valued. The Committee selects Participants, determines when Awards will be granted and establishes the specific Performance Period Targets. The Committee also must certify in writing before authorizing any payment under the Plan that the Performance Period Targets were in fact satisfied.

    The Chief Executive Office of Webster is a Participant in the Plan. Prior to commencement of each Program the Committee selects other Participants, each of whom must be in a position to make a significant contribution to the growth and profitability of Webster by helping the Corporation to achieve or exceed certain defined Performance Period Targets.

    The Committee also establishes Performance Period Targets within 90 days of the beginning of a Performance Period, and may consider the recommendations of the Chief Executive Officer. The Performance Period Targets may be expressed in absolute terms, in relative terms versus a peer group or both and need not be the same for each successive Performance Period. The performance measure need not be the same for each Program, and additional or alternative measures may be used, however, no new measure may be used unless the material terms of the performance goal have been disclosed to and approved by the shareholders of Webster. Once a Program has begun and the Performance Period Targets have been established, they may not be changed during the Performance Period.

    The current performance measure is Return on Average Equity for the Performance Period. Return on Average Equity is average adjusted Net Income divided by Average Equity. Average Equity is the sum of the average shareholders' equity for each fiscal year in the Performance Period divided by the number of years in the Performance Period. Net Income is the sum of the adjusted Net Income for each year in the Performance Period divided by the number of years in the Performance Period. Net Income for this purpose is net income available to common shareholders as reported on Webster's Annual Report for the year, as adjusted for nonrecurring items as discussed in such Annual Report.

    Awards under the Plan are granted in Performance Units with the value of a Unit at target performance set at $100. Each Unit may have a value at the end of a Performance Period between zero and $200, depending upon actual performance. Performance Units are set by the Committee within 90 days of the beginning of a Program. Performance Unit Awards are determined by the Committee within 90 days of the beginning of a Performance Period. The Committee may consider the recommendations of the Chief Executive Officer with respect to Performance Unit Awards.

    No Participant is vested, and no payment of Performance Unit Awards may be made prior to the end of a Performance Period except in certain limited circumstances. Upon the completion of a Performance Period, the value of each Performance Unit will be determined based upon a Performance Unit Valuation Schedule that is established by the Committee. Payment will not be made under the Plan with respect to a specific Program unless the Committee certifies in writing that the Performance Period Targets and other material targets were in fact satisfied. The amount of the Performance Unit Award earned by each Participant will equal the determined value of a Performance Unit multiplied by the number of Performance Unit Awards granted to the Participant for the Performance Period, subject to a maximum Performance Unit Award to any one Participant for any Program of $2 million.

    Performance Unit Awards are payable in one of the following three methods at the election of the Participant as (i) a cash lump sum; (ii) a cash payment deferred and paid pursuant to the Webster Bank's Deferred Compensation Plan; or
(iii) shares of restricted stock of Webster. Payment in restricted stock is subject to various considerations including a 20% premium that will be added in calculating award of restricted stock, subject to the $2 million limit. Vesting will occur three years from the completion of the Program for which payment in restricted stock was selected; however, if a Participant's employment with the Corporation terminates before the end of this three-year period for any reason other than death, total and permanent disability, normal retirement, early retirement with the consent of the Corporation or involuntary termination without "Cause," the Participant will forfeit any right to the restricted shares and any Performance Unit Award from the corresponding Program. If, before the end of the three-year vesting period, the Participant's employment with the Corporation terminates by reason of the Participant's death, total and permanent disability, normal retirement or early retirement with the consent of the Corporation, or the Participant's employment with the Corporation is terminated other than for Cause in connection with or within two years after a Change in Control of the Corporation or of Webster Bank, the shares will be deemed vested as of the Participant's last day of employment with the Corporation. If, before the end of such three-year vesting period, the Participant's employment with the Corporation is terminated involuntarily other than for Cause and other than in connection with or within two years after a Change in Control, the Participant will be vested in 83 1/3% of the restricted shares (rounded up to the next whole share) and will forfeit the remaining unvested shares. At the time restricted shares become vested, the Participant will be entitled to receive with respect to each vested restricted share an amount attributable to any cash dividends and a number of shares of Common Stock equal to any stock dividend declared and paid with respect to a share of Common Stock during the vesting period. The Participant will be entitled to vote all restricted shares during the vesting period. The shares issued and delivered under the Plan may be either authorized and unissued shares of Common Stock of Webster, issued shares of Common Stock of Webster held as treasury stock, or Common Stock of Webster purchased in the open market, as the Committee deems most appropriate. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3.

    A Participant will not be eligible for the payment of any Performance Unit Award for a Performance Period unless he or she has been a Participant in a program for at least 18 months. If a Participant's employment with the Corporation terminates before the time a Performance Unit Award becomes payable for any reason other than death, total and permanent disability, normal retirement, or early retirement with the consent of the Corporation, the right of the Participant to any payments under this Plan with respect to such Award will cease, and such Award will be canceled. If a Participant's employment with the Corporation terminates before the time a Performance Unit Award becomes payable by reason of the Participant's death, total and permanent disability, normal retirement or early retirement with the consent of the Corporation, the Participant will be entitled to a PRO RATA distribution from any Program in which he or she has been a Participant for at least 18 months. A prorated distribution will be paid following the end of the Program and will be determined as follows: (i) the level of Return on Average Equity (or any other Performance Period Target in use) will be determined as of the end of the Program; (ii) the prorated number of Performance Units paid will be the number of Performance Units awarded for the Program, multiplied by a fraction, the numerator of which will be the number of full months between the inception of the Performance Period and the termination of the Participant's employment, and the denominator of which will be 36.

    Webster has no obligation to reserve or otherwise fund in advance any amounts that are or may become payable under the Plan. The funds for payments under the Plan may be commingled with other funds of the Corporation and need not in any way be segregated from other assets or funds held by Webster. Moreover, the Board may at any time suspend, modify, or amend the Plan in whole or in part. However, no material terms of the Performance Period Targets or performance goals under the Plan will be effective unless such change is disclosed to and approved by shareholders of Webster.

    The following table sets forth information with respect to grants of Performance Unit Awards under the Plan to each of the named executive officers for the Performance Period commencing on January 1, 1996.

                       LONG TERM INCENTIVE PLAN BENEFITS

                                                                            ESTIMATED FUTURE PAYOUTS UNDER
                                         NUMBER OF     PERFORMANCE            NON-STOCK PRICE-BASED PLANS
                                        PERFORMANCE    PERIOD UNTIL    -----------------------------------------
                 NAME                      UNITS          PAYOUT        THRESHOLD      TARGET         MAXIMUM
--------------------------------------  -----------  ----------------  -----------  -------------  -------------
James C. Smith                               4,800   Jan. 1, 1996-     $   240,000  $     480,000  $     960,000
Chairman, President and Chief                        Dec. 31, 1998
 Executive Officer
Lee A. Gagnon                                1,650   Jan. 1, 1996-          82,500        165,000        330,000
Executive Vice President, Chief                      Dec. 31, 1998
 Operating Officer and
 Secretary
John V. Brennan                              1,500   Jan. 1, 1996-          75,000        150,000        300,000
Executive Vice President, Chief                      Dec. 31, 1998
 Financial Officer and
 Treasurer
Gary M. MacElhiney                           1,200   Jan. 1, 1996-          60,000        120,000        240,000
Executive Vice President --                          Dec. 31, 1998
 Business Banking
Ross M. Strickland                           1,350   Jan. 1, 1996-          67,500        135,000        270,000
Executive Vice President --                          Dec. 31, 1998
 Mortgage Banking
Executive Officer Group,                    13,800   Jan. 1, 1996-         690,000      1,380,000      2,760,000
 including the five executive                        Dec. 31, 1998
 officers named above
Non-Executive Officer Employee                 500   Jan. 1, 1996-          25,000         50,000        100,000
 Group                                               Dec. 31, 1998

REQUIRED VOTE

    The approval by an affirmative vote of the holders of a majority of the shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the material terms of the Plan. The Board of Directors recommends that shareholders vote FOR approval of the material terms of the Plan. If not otherwise specified, proxies will be voted FOR approval.

                          DIRECTORS RETAINER FEES PLAN
                                  (PROPOSAL 5)

INTRODUCTION

    The Board of Directors has voted, subject to shareholder approval at the Annual Meeting, to adopt the Directors Retainer Fees Plan of Webster Financial Corporation (the "Fees Plan"), to enhance Webster's ability to attract and retain highly qualified individuals to serve as non-employee directors of Webster and its banking subsidiary and to provide additional incentives to directors to promote the success of Webster and its banking subsidiary. The Fees Plan provides for non-employee directors of Webster and its banking subsidiary to receive shares of Common Stock, subject to certain restrictions described below, as their annual retainer instead of cash annual retainer for their services as directors.

DESCRIPTION OF THE PLAN

    The following summary of the material terms of the Fees Plan is qualified in its entirety by reference to the terms of the Fee Plan, a copy of which is attached to this Proxy Statement as Exhibit B. Undefined capitalized terms are defined in Exhibit B.

    Currently, non-employee directors of the Corporation receive an Annual Retainer of $8,400 for service as directors of both the Corporation and its banking subsidiary, which Annual Retainer is payable in cash on a monthly basis. The amount of the Annual Retainer to be paid in the future is subject to increase or decrease by a vote of the Board, which would affect the number of shares of Restricted Stock issued to directors after such change. Subject to shareholder approval at the Annual Meeting, instead of receiving their Annual Retainer in cash, non-employee directors of the Corporation will be granted on each Annual Meeting Date a number of whole shares of Restricted Stock equal to the Annual Retainer divided by the Average Quarterly Value as of the Grant Date (rounded down to the next whole share). The Average Quarterly Value will be based on the average of the closing prices of the Common Stock on the last trading day of each of the four calendar quarters preceding each Annual Meeting. The Grant Date will be the date of each Annual Meeting. A Pro-Rated Retainer will be paid to a non-employee director who is first elected to the Board other than on an Annual Meeting Date. Any non-employee directors of the Corporation's banking subsidiary (who receive an Annual Retainer and who do not also serve as directors of the Corporation) will receive Restricted Stock instead of a cash Annual Retainer (which may be in a different amount than the Annual Retainer payable to directors of the Corporation), subject to shareholder approval of the Fees Plan at the Annual Meeting.

    Restricted Stock will be forfeited if a non-employee director ceases to be a director of Webster or of a banking subsidiary before the conclusion of the term of service during which the Grant Date of such Restricted Stock occurred, unless the director's termination of service is due to Total Disability or death, is, at the request of the Board of Directors of the Corporation, in order to create a vacancy for a new director in connection with a merger, acquisition or other corporate transaction, or is in connection with a Change in Control (a "Vesting Event"). If the director's service terminates after a Vesting Event and before the first Annual Meeting after the Grant Date (or 12 months, if less), the director would be vested in the number of shares of Restricted Stock granted to the director at the Grant Date multiplied by a fraction, the numerator of which will be the number of full and partial calendar months of service completed by the director after the Grant Date, and the denominator of which will be the number of full and partial calendar months elapsed between the Grant Date and the Annual Meeting Date next following the Grant Date, but not in excess of 12. Shares of Restricted Stock granted under the Fees Plan will not be transferable by a director voluntarily, by operation of law or otherwise before vesting occurs. Shares granted under the Fees Plan cannot be pledged or hypothecated (by operation of law or otherwise) or subjected to execution, attachment or similar processes before vesting occurs. All shares of Restricted Stock issued under the Fees Plan will bear a legend reflecting such restrictions and limitations on transfer. Following the Vesting Date or Partial Vesting Date, a director will be entitled to have such legend removed from such shares.

    The Fees Plan will be administered by the Corporation's Board, which will be responsible for taking all legal actions necessary to document the grants of Restricted Stock, to maintain appropriate records and reports regarding those grants, and to take all acts authorized by the Fees Plan. All non-employee directors of the Corporation and its bank subsidiary who receive fees will be participants under the Fees Plan.

    The maximum number of shares of Restricted Stock that may be issued under the Fees Plan will not exceed 30,000, subject to certain adjustments if the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Webster by reason of recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable on capital stock, or other increase or decrease in such shares effected without receipt of consideration by Webster, occurring after the effective date of the Fees Plan. If a grant of Restricted Stock is forfeited, terminates or is canceled for any reason, the shares of stock that were forfeited will be available for future grants under the Fees Plan.

    Webster will not be required to issue any shares of Common Stock under the Fees Plan if the issuance would constitute a violation by the director or by Webster of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Board will be final, binding, and conclusive. Webster will not be obligated to take any affirmative action in order to cause the issuance of shares pursuant to the Fees Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that shares of Common Stock will not be issued hereunder unless and until the shares of Common Stock are registered or are subject to an available exemption from registration, the grant of Restricted Stock (under circumstances in which the laws of such jurisdiction apply) will be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

    Directors receiving shares of Restricted Stock under the Fees Plan will be entitled to receive any cash dividends and a number of shares of Common Stock equal to any stock dividends declared and paid with respect to each share of Common Stock. Directors also will be entitled to vote all shares received under the Fees Plan.

    The Fees Plan is intended to be qualified under Rule 16b-3 with respect to persons subject to Section 16 of the 1934 Act. To the extent any provisions of the Fees Plan or action by the Fees Plan administrators does not comply with Rule 16b-3, it will be deemed inoperative to the extent permitted by law and deemed advisable by the Fees Plan administrators, and will not affect the validity of the Fees Plan. In the event Rule 16b-3 is revised or replaced, the Board may exercise discretion to modify the Fees Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

                                 PLAN BENEFITS

                                                        DIRECTORS RETAINER FEES PLAN
                                                       -------------------------------
                                                         RETAINER
                                                           FEES      NUMBER OF SHARES
                                                       ------------  -----------------
Non-employee Director Group (9 persons) (a)             $   75,600           2,986(b)

------------------------
(a) The Fees Plan will apply only to non-employee directors of the Corporation and to any non-employee directors of Webster's banking subsidiary who receive an Annual Retainer and who are not also directors of Webster.

(b) Assuming shareholder approval of Proposal 5, the number of shares to be awarded to the nine participants under the Fees Plan will be based upon the Annual Retainer, divided by the Average Quarterly Value as of the Grant Date, rounded down to the next whole share. The current Annual Retainer for non-employee directors of Webster is $8,400 and the Average Quarterly Value for grants at the 1996 Annual Meeting is $25.312 per share, which is based upon the closing prices of the Common Stock at March 31, 1995 of $21.625; at June 30, 1995 of $23.875; at September 30, 1995 of $26.25; and at December 31, 1995 of $29.50.

REQUIRED VOTE

    The approval by an affirmative vote of holders of a majority of shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the material terms of the Fees Plan. The Board of Directors recommends that shareholders vote FOR approval of the Fees Plan. If not otherwise specified, proxies will be voted FOR approval.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Any shareholder proposal intended for inclusion in Webster's proxy statement and form of proxy relating to Webster's 1997 Annual Meeting of shareholders must be received by Webster's Secretary at Webster Plaza, Waterbury, Connecticut 06702 by December 2, 1996, pursuant to the proxy soliciting regulations of the SEC. In addition, Webster's Bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of Webster not less than 30 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 45 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 15th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require Webster to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                                          By Order of the Board of Directors

                                          /s/ James C. Smith
                                          James C. Smith
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Waterbury, Connecticut
March 26, 1996

                                                                       EXHIBIT A

                         WEBSTER FINANCIAL CORPORATION
                           PERFORMANCE INCENTIVE PLAN

I.  PURPOSE

    The purpose of the Performance Incentive Plan as amended and restated effective January 1, 1996 is to further the growth and profitability of Webster Financial Corporation ("Webster"). The Plan provides selected key employees with long term incentives dependent on business results, thereby enabling Webster to motivate key employees to achieve a high return on equity. The Plan is intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to qualified performance-based compensation and shall be interpreted consistently with such intent.

II.  DEFINITIONS

    The terms defined in this Section II shall, for purposes of this Plan, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

    A. AVERAGE EQUITY: The average of the shareholders' equity for the fiscal year.

    B. BOARD:  The Board of Directors of Webster.

    C. CAUSE: Termination for "cause" shall mean termination because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of any employment agreement between the Participant and the Company.

    D. CHANGE IN CONTROL: A "change in control" of the Company shall be deemed to have taken place if: (i) any person becomes the beneficial owner of 25 percent or more of the total number of voting shares of the Company; (ii) any person becomes the beneficial owner of 10 percent or more, but less than 25 percent, of the total number of voting shares of the Company, unless the Director of the Office of Thrift Supervision (the "Director") or his or her designee has approved a rebuttal agreement filed by such person or such person has filed a certification with the Director; (iii) any person (other than the persons named as proxies solicited on behalf of the Board) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of the Company, for 25 percent or more of the total number of voting shares of the Company; (iv) any person has received the approval of the Director under Section 10 of the Home Owners' Loan Act, as amended (the "Holding Company Act"), or regulations issued thereunder, to acquire control of the Company; (v) any person has received approval of the Director under Section 7(j) of the Federal
       Deposit Insurance Act, as amended (the "Control Act"), or regulations issued thereunder, to acquire control of the Company; (vi) any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 25 percent or more of the total number of voting shares of the Company, whether or not the requisite approval for such acquisition has been received under the Holding Company Act, the Control Act, or the respective regulations issued thereunder; or (vii) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transaction shall cease to constitute at least two-thirds of the Board of Directors of the Company or any successor corporation. Notwithstanding the foregoing, a "change in control" will not be deemed to have occurred under clauses (ii), (iii), (iv), (v) or (vi) of this Section II.D., if within 30 days of such action, the Board (by a two-thirds affirmative vote of the directors in office before such action occurred) makes a determination that such action does not and is not likely to constitute a "change in control" of the Company. For purposes of this Section II.D., a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company or similar organization or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934. A "change in control" of Webster Bank shall be deemed to have taken place if the Company's beneficial ownership of the total number of voting shares of Webster Bank is reduced to less than 50 percent.

    E. COMMITTEE: A committee appointed by the Board that has the authority to establish and administer Performance Period Targets, to certify that Performance Period Targets have been attained and to otherwise administer and interpret the Plan, which committee shall be composed of not less than three directors of Webster, each of whom is an "outside director" within the meaning of Treasury Regulation ("Reg.") 1.162-27(e)(3) promulgated under Code Section 162(m).

    F. COMPANY:  Webster and its subsidiaries, or successors.

    G. FISCAL YEAR: The 12 month period used as the annual accounting period by Webster.

    H. NET INCOME: Net income available to common shareholders as reported in Webster's annual report, as adjusted for nonrecurring items, as discussed in such annual report.

    I. PARTICIPANT: A key employee of the Company, as designed by the Committee to receive an award under the Plan.

    J. PERFORMANCE  PERIOD:    A  period  of  three  consecutive  Fiscal  Years,
       commencing on the first day of the first Fiscal Year of a Program, over which the Performance Units are to be valued.

    K. PERFORMANCE PERIOD TARGETS: The financial performance goals fixed by the Committee for a Performance Period. The Performance Period Targets may be expressed in absolute terms, in relative terms versus a peer group, or both. Such values shall be set by the Committee not later than 90 days after the beginning of a Performance Period except that, for the first Program, such values were set when the Plan was adopted.

    L. PERFORMANCE UNIT: Awards are granted in terms of Performance Units. Each unit can have a value at the end of a Performance Period between zero dollars and $200, depending on actual performance. The value of the unit at target performance is $100. Performance Unit values shall be established by the Committee not later than 90 days after the beginning of a Program.

    M. PERFORMANCE UNIT AWARD  OR AWARD:   The aggregate  number of  Performance
       Units awarded to a Participant for a Performance Period. Awards shall be made not later than 90 days after the beginning of a Program.

    N. PERFORMANCE UNIT VALUATION SCHEDULE: A schedule developed by the Committee not later than 90 days after the beginning of a Performance Period which sets out various levels of achievement on the Performance Period Targets and corresponding Performance Unit values.

    O. PLAN: This Performance Incentive Plan, as amended and restated effective January 1, 1996, or, if further amended or supplemented, as so amended or supplemented.

    P. PROGRAM:   One  Performance Period  with its  respective Performance Unit
       Awards, Performance Unit Valuation Schedule, Performance Period Targets, and Participants.

    Q. RETIREMENT OR NORMAL RETIREMENT: Retirement from active employment on or after the earliest permissible retirement date, as specified in Webster's non contributory pension plan for employees.

    R. RETURN ON AVERAGE EQUITY: The average Net Income per year divided by the Average Equity over the Performance Period calculated as provided in
       Section V.B. below.

    S. TOTAL DISABILITY: The permanent inability as a result of accident or sickness to perform any and every duty pertaining to a Participant's occupation or employment for which the Participant is reasonably suited by reason of the Participant's previous training, education and experience.

III.  PARTICIPATION

    The Chief Executive Officer of Webster will be a Participant in the Plan. Prior to the commencement of each Program the Committee will select the other Participants, after considering the recommendations of the Chief Executive Officer of Webster. Participants are to be those employees who, in the opinion of the Committee, are in a position to make a significant contribution to the growth and profitability of the Company by helping the Company in achieving or exceeding Performance Period Targets. The Committee will notify Participants for each Program in writing of their participation and Performance Unit Award Grants as soon as practicable and in any event not later than 90 days after the beginning of a Program.

IV.  PERFORMANCE UNIT AWARD GRANTS

    A. Each Program shall be subject to the limitations and terms provided in the Plan. A new Program shall commence on the first day of the third Fiscal Year of each Program. The first Program covered Fiscal Years 1994, 1995, and 1996, and the second Program will cover Fiscal Years 1996, 1997, and 1998. The Committee shall grant to each Participant in a Program a Performance Unit Award.

    B. The number of Performance Units granted to each Participant shall be determined by the Committee within 90 days after the beginning of a Performance Period except that, for the first Program, such determination was made when the Plan was adopted. The Committee may consider the recommendations of the Chief Executive Officer of Webster as to Performance Unit Awards for each Participant other than the Chief Executive Officer.

V.  PERFORMANCE GOALS

    A. The Committee will establish Performance Period Targets for each Program not later than 90 days after the beginning of such Program, after consideration of the recommendations of the Chief Executive Officer of Webster.

    B. The performance measure used for the first two Programs is Return on Average Equity. This measure need not be the same for each Program, and additional or alternative measures may be used, except that no such measure shall be used unless the material terms of the performance goal have been disclosed to and approved by shareholders of Webster in accordance with Reg. 1.162-27(e)(4). An example of how Return on Average Equity will be calculated is shown below:

ASSUMED RESULTS:

                                                        ROE
                                AVERAGE   NET INCOME   ------
                                 EQUITY   ----------
                                --------   ($000'S)
                                ($000'S)
1996..........................  $215,000   $29,000     13.49%
1997..........................   230,000    33,100     14.39%
1998..........................   250,000    37,000     14.80%
                                --------  ----------
                                $695,000   $99,100

CALCULATION:

                                 ($29,000 + $33,100 + $37,000)
Avg.  Net Income      =                   DIVIDED BY 3
----------------             --------------------------------------
                                ($215,000 + $230,000 + $250,000)
Average Equity                            DIVIDED BY 3
ROAE                  =              $99,100  DIVIDED BY 3
                             --------------------------------------
                                     $695,000  DIVIDED BY 3
ROAE                  =           $33,033  DIVIDED BY $231,667
ROAE                  =                      14.25%

    C. Once a Program has begun and Performance Period Targets have been established they may not be changed for that Performance Period.

    D. The Committee shall establish a Performance Valuation Schedule not later than 90 days after the beginning of a Program, after considering the recommendations of the Chief Executive Officer of Webster and before grants are made under each Program.

VI.  VALUATION AND PAYMENT OF AWARDS; SHAREHOLDER APPROVAL

    A. Except as otherwise provided in Section VII hereof, no Participant shall be vested in, and no payment of Performance Unit Awards shall be made prior to the end of a Performance Period. No payment of a Performance Unit Awards shall be made for any Program beginning after December 31, 1995 unless the Plan shall have been approved by the shareholders of Webster not later than December 31, 1996 in a separate vote by a majority of the votes present and entitled to vote on the issue at a duly held meeting of the shareholders.

    B. Upon the completion of a Performance Period, the value of each Performance Unit shall be determined based upon the Performance Unit Valuation Schedule for that Program. No payment shall be made under the Plan with respect to a Program unless the Committee shall have certified in writing that the Performance Period Targets and other material terms were in fact satisfied.

    C. The Award amount earned by each Participant shall equal the determined value of the Performance Unit according to the Performance Unit Valuation Schedule multiplied by the number of Performance Units awarded to the Participant for the Performance Period, subject to a maximum award to any Participant for any Program of $2,000,000. An example is shown below:

ASSUMPTIONS:

    Units Awarded: 1,200

RETURN ON EQUITY TARGETS:                    CORRESPONDING UNIT VALUES:
                                             ---------------------------
Threshold                           13.50%            $      50
Target                              14.25%            $     100
Maximum                             15.00%            $     200

Actual Return on Equity Achievement:       =                14.25%
Final Unit Value:                          =                 $100
                                                                                            (Actual Unit
Award Calculation:                         =      (Number of Units Granted)       x            Value)
Final Award:                               =                1,200                 x             $100
Final Award:                               =               $120,000

    D. Performance Units Awards shall be payable in one of the following three methods at the election of the Participant:

        1)  Paid in a cash lump sum;

        2) Deferred and paid pursuant to the Webster Bank Deferred Compensation Plan; or

        3) Paid in shares of restricted stock of Webster, as set out in F below with a 3 year vesting requirement.

    E. An election to defer payment shall be made before the first day of the Performance Period (except that an election to defer may be made not later than December 31, 1994 with respect to the first Performance Period). At the time notice of Performance Unit Grants are made, each Participant will complete a Payment Election Agreement in such form as shall be designated by the Committee, which shall indicate the desired form of payment.

    F. If payment in restricted stock is selected the following conditions will apply:

        1. SHARES AWARDED: A twenty percent premium will be added to the calculated award. The number of shares awarded will be the dollar value of the award (subject to the foregoing dollar limitation) multiplied by 120% and divided by the average closing price of a share of Webster stock for the last five trading days of the Performance Period. The calculated number of shares will be rounded up to the next whole number of shares.

        2. VESTING OF SHARES: The shares will vest after three years from the completion of the Program for which payment in restricted stock was selected. If the Participant's employment with the Company terminates before the end of this three year period for any reason other than death, total and permanent disability, normal retirement, early retirement with the consent of the Company or involuntary termination without Cause, the Participant will forfeit any right to the restricted shares and any Award from the corresponding Program.

        3. ACCELERATED VESTING OF SHARES: If, before the end of the three year vesting period, the Participant's employment with the Company terminates by reason of the Participant's death, total and permanent disability, normal retirement or early retirement with the consent of the Company, or the Participant's employment with the Company is terminated other than for Cause in connection with or within two years after a Change in Control of the Company or of Webster Bank, the shares will be deemed vested as of the Participant's last day of employment with the Company. If, before the end of the three year vesting period, the Participant's employment with the Company is terminated involuntarily other than for Cause and other than in connection with or within two years after a Change in Control, the Participant shall be vested in 83 1/3% of the restricted shares (rounded up to the next whole share) and shall forfeit the remaining unvested shares.

        4. PAYMENT OF DIVIDENDS: At the time restricted shares become vested, the Participant will be entitled to receive with respect to each vested restricted share an amount attributable to any cash dividends and a number of shares of Common Stock equal to any stock dividend declared and paid with respect to a share of Common Stock during the vesting period.

        5.   VOTING  OF SHARES:   The Participant  will be entitled  to vote all
           restricted shares during the vesting period.

        6. SOURCE OF SHARES: The shares which shall be issued and delivered under this Plan may be either authorized and unissued shares of Common Stock of Webster, issued shares of Common Stock of Webster held as treasury stock, or Common Stock of Webster purchased on the open market, as the Committee deems most appropriate.

        7. COMPLIANCE WITH SECTION 16: If this Plan is qualified under Rule 16b-3, with respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fail to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

    G. If a Participant terminates employment under Section VII.C., a payment or delivery of shares shall be made as soon as practicable after the completion of the Program.

VII.  CHANGE OF EMPLOYMENT STATUS

    A. Except as provided in E below, a Participant shall not be eligible for the payment of any Performance Unit Award for a Performance Period unless he or she has been a Participant in the Program for at least 18 months.

    B. Except as provided in C and E below, if a Participant's employment with the Company terminates before the time a Performance Unit Award becomes payable under Section VI.D. (without regard to any election made by the Participant under Section VI.D.2) or 3)) for any reason other than death, total and permanent disability, normal retirement, or early retirement with the consent of the Company, the right of the Participant to any payments under this Plan with respect to such Award shall cease, and such Performance Unit Awards shall be canceled.

    C. If a Participant's employment with the Company terminates before the time a Performance Unit Award becomes payable by reason of the Participant's death, total and permanent disability, normal retirement or early retirement with the consent of the Company, the Participant shall be entitled to a pro rata distribution from any Program in which he or she has been a Participant for at least 18 months. Such prorated distribution will be paid following the end of the Program and shall be determined as follows:

        1. The level of Return on Average Equity (or any other Performance Period Target in use) shall be determined as of the end of the Program, or if the Plan terminates, in accordance with Section X.C.

        2. The prorated number of Performance Units paid shall be the number of Performance Units awarded for the Program, multiplied by a fraction, the numerator of which shall be the number of full months between the inception of the Performance Period and the termination of the Participant's employment, the denominator of which shall be 36.

    D. If an employee, due to a change in duties or position or being newly hired, becomes eligible for a Performance Unit Award after the commencement of a Program, the Committee, in its sole discretion, may award the employee a prorated Performance Unit Award.

    E. If a Participant's employment with the Company terminates before the time a Performance Unit Award becomes payable and such termination is in connection with or within two years after a Change in Control of the Company or Webster Bank and is other than for Cause, the Participant shall be entitled to a pro rata distribution from each Program in which he or she has been a Participant. Such prorated distribution will be paid following the end of the Program and shall be determined as follows:

        1.  The  level of  Return on Average  Equity (or  any other  Performance
           Period Target in use) shall be determined as of the end of the Program, or if the Plan terminates, in accordance with Section X.C.

        2. The prorated number of Performance Units paid shall be the number of Performance Units awarded for the Program, multiplied by a fraction, the numerator of which shall be the number of full months between the inception of the Performance Period and the termination of the Participant's employment, the denominator of which shall be 36.

VIII.  ADMINISTRATION

    A. The Plan shall be administered by the Committee, which shall have the full power, subject to, and within the limits of the Plan, to:

        1. Make, interpret, and approve all rules for the administration of the Plan;

        2. Exercise all powers and perform such acts in connection with the Plan as are deemed necessary or appropriate to promote the best interests of the Company;

        3. Determine the time when Awards will be granted, establish Performance Period Targets and certify in writing the extent to which such Performance Period Targets and other material terms of Awards have been achieved.

    B. The Board may authorize one or more members of the Board, or any officer of the Company to execute and deliver documents on behalf of the Committee.

IX.  MISCELLANEOUS PROVISIONS

    A. Nothing in this Plan shall be construed as giving an employee any right to remain in the employ of the Company.

    B. The receipt of a Performance Unit Award in one Program shall not give an employee a right to receive a Performance Unit Award for any subsequent Program.

    C. No right or interest of any Participant in the Plan shall be assigned or transferable by the recipient thereof. In the event of a Participant's death, any payment to which the Participant may be entitled shall be made to the Participant's beneficiary last designated by the Participant in a written notice delivered to the Committee or in the absence of such designation, to the Participant's estate.

    D. The Company shall have the right to deduct from all payments under this Plan any taxes required by law to be withheld with respect to such payments.

    E. The Committee's determinations under the Plan (including without limitation, determinations of the person or persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards, and the agreements evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

    F. Payments under the Plan shall not constitute earnings for purposes of any retirement plans, unless so specified in such retirement plan.

    G. The Company shall have no obligation to reserve or otherwise fund in advance any amounts which are or may in the future become payable under this Plan. Any funds which the Company, acting in its sole discretion, determines to reserve for future payments under this Plan may be commingled with other funds of the Company and need not in any way be segregated from other assets or funds held by the Company. Participant's rights to payment under the Plan shall be limited to those of general creditors of the Company.

    H. As the context of the Plan may require, the singular may be read as the plural and the plural as the singular. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require.

    I. The captions to the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

    J. This Plan shall be governed and construed in accordance with the laws of the State of Connecticut applicable to contracts entered into and performed solely therein.

    K. Any notice or filing required or permitted to be given to the Plan Committee shall be sufficient if in writing and hand delivered, or sent by mail, postage prepaid to the principal office of the Company, directed to the attention of the Chief Executive Officer of Webster. Such notice shall be deemed given as of the date of delivery or, if delivery is made by registered or certified mail, as of the third business day after the date shown on the postmark on the receipt for registration or certification.

    L. Any notice or filing required or permitted to be given to a Participant of the Plan shall be sufficient in writing and sent by mail, postage prepaid, to the Participant or his legal representatives at his last known mailing address. Such notice shall be deemed given as of the date of delivery or, if delivery is made by registered or certified mail, as of the third business day after the date shown on the postmark on the receipt for registration or certification.

X.  AMENDMENT AND TERMINATION

    A. The Board may at any time suspend, modify, or amend the Plan in whole or in part, provided, however, that no amendment shall be effective to decrease the benefits that have become payable to any Participant under the terms of the Plan. No change in the material terms of the Performance Period Targets or other performance goals under the Plan shall be effective unless such change is disclosed to and approved by shareholders of Webster in accordance with the requirements of Reg. Section1.162-27(e)(4). Written notice of any amendments shall be given to each Participant.

    B. The Board may at any time terminate the Plan as to future Programs and grants of Performance Unit Awards. The Board may terminate outstanding awards pursuant to Section X.C., below, of this Plan.

    C. In its discretion, the Board may terminate this Plan at any time. If the Plan is terminated the Committee shall determine the value of Awards for Programs which have started, as follows:

        1. No awards will be paid for Programs in which at least 12 full months have not been completed as of the date of termination.

        2. Awards will be paid for Programs in which at least 12 full months have been completed, and the Committee, in its sole discretion, may calculate the value of the Performance Unit based on actual performance for the full Fiscal Years completed in that Program, or assign the Performance Units at $100 value.

        3. Any Performance Unit Awards payable will be prorated based on the number of full months of the Program actually completed. The prorated number of Performance Units shall be the number of Performance Units granted for the Program, multiplied by a fraction, the numerator of which shall be the number of full months between the inception of the Performance Period and the termination of the Plan, the denominator of which shall be 36.

XI.  EFFECTIVE DATE OF PLAN

    A. The Plan shall be effective January 1, 1994 and remain in effect until all Performance Unit Awards under the Plan have been satisfied by the payment of cash, issuance of shares of Webster stock, or a combination of both.

                                                                       EXHIBIT B

                          DIRECTORS RETAINER FEES PLAN
                                       OF
                         WEBSTER FINANCIAL CORPORATION

    1.  NAME AND PURPOSE.

    1.1 This plan is the Directors Retainer Fees Plan of Webster Financial Corporation (the "Plan").

    1.2 The purposes of the Plan are to enhance Webster's ability to attract and retain highly qualified individuals to serve as non-employee Directors of Webster and its banking subsidiaries and to provide additional incentives to such Directors to promote the success of Webster and such subsidiaries. The Plan provides non-employee Directors of Webster and its banking subsidiaries with shares of Restricted Stock of Webster in lieu of an annual cash retainer for their services as Directors.

    1.3 This Plan is intended to constitute a "formula plan" and the Directors are intended to be "disinterested administrators" of Other Plans for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    2.  DEFINITIONS.

    For purposes of interpreting the Plan and related documents, the following definitions shall apply:

    2.1 "ANNUAL RETAINER" means the annual director's fee payable to a Director for service on the Board or a Banking Subsidiary Board, as applicable ($8,400 as of the Effective Date).

    2.2 "ANNUAL MEETING DATE" means the date of each annual meeting of the shareholders of Webster held after the Effective Date.

    2.3 "AVERAGE QUARTERLY VALUE" means the average value of a share of Stock on the last trading day of each of the four consecutive calendar quarters preceding a Grant Date or other date on which Restricted Stock is issued pursuant to
Section 6 of this Plan.

    2.4 "BOARD" means the Board of Directors of Webster.

    2.5 "BANKING SUBSIDIARY BOARD" means the Board of Directors of any banking subsidiary of Webster.

    2.6 "CHANGE IN CONTROL" shall mean any of the following events: (i) any person becomes the beneficial owner of 25 percent or more of the total number of voting shares of Webster; (ii) any person becomes the beneficial owner of 10 percent or more, but less than 25 percent, of the total number of voting shares of Webster, unless the Director of the Office of Thrift Supervision (the "Director") has approved a rebuttal agreement filed by such person or such person has filed a certification with the Director; (iii) any person (other than a person named as a proxy solicited by or on behalf of the Board) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of Webster, for 25 percent or more of the total number of voting shares of Webster; (iv) any person has received the approval of the Director under Section 10 of the Home Owners' Loan Act, as amended (the "Holding Company Act"), or regulations issued thereunder, to acquire control of Webster; (v) any person has received approval of the Director under Section 7(j) of the Federal Deposit Insurance Act, as amended (the "Control Act"), or regulations issued thereunder, to acquire control of Webster; (vi) any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 25 percent or more of the total number of voting shares of Webster, whether or not the requisite approval for such acquisition has been received under the Holding Company Act, the Control Act, or the respective regulations issued thereunder; (vii) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of Webster before such transaction shall cease to constitute at least two-thirds of the Board of Directors of Webster or any successor corporation; or (viii)
Webster's beneficial ownership of the total number of voting shares of Webster Bank is reduced to less than 50 percent. Notwithstanding the foregoing, a "Change in Control" will not be deemed to have occurred (A) under clauses (ii),
(iii), (iv), (v) or (vi) above if, within 30 days of such action, the Board (by a two-thirds affirmative vote of the directors in office before such action occurred) makes a determination that such action does not and is not likely to constitute a "change in control" of Webster or (B) under clause (vii) above, if the persons who were directors of Webster before such transaction shall continue to constitute at least 50 percent of the Board of Directors of Webster or any successor corporation. For purposes of this Plan, a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company or similar organization or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934.

    2.7 "DIRECTOR" means a non-employee member of Webster's Board or of a Banking Subsidiary Board.

    2.8 "EFFECTIVE DATE" means the date the Plan was adopted by the Board.

    2.9 "EXPIRATION DATE" means the 10th anniversary of the day following the date on which the Plan is approved by shareholders of Webster pursuant to
Section 17.1 below.

    2.10 "GRANT DATE" means the date on which a grant of Restricted Stock takes effect pursuant to Section 7 of this Plan, which shall be the 1996 Annual Meeting Date and each subsequent Annual Meeting Date before the Expiration Date (or, in the case of a Director who is first elected other than on an Annual Meeting Date, the date of such election, as specified in Section 6 below).

    2.11 "HOLDER" means a person who holds Restricted Stock under this Plan.

    2.12 "OTHER PLAN" means the 1992 Stock Option Plan of Webster, as amended, and any other stock option plan adopted by Webster or any of its subsidiaries.

    2.13 "PARTIAL VESTING DATE" with respect to a grant of Restricted Stock means the date of the Holder's termination of service with the Board or the Bank Subsidiary Board, as applicable, before the Annual Meeting Date next following the Grant Date with respect to such Stock (or, if earlier, before 12 months after such Grant Date) (i) due to the Total Disability or death of the Holder,
(ii) due to the resignation of the Holder, at the request of the Board, in order to create a vacancy on the Board or the Bank Subsidiary Board for a new Director in connection with a merger, acquisition or other corporate transaction, or
(iii) in connection with a Change in Control.

    2.14 "PRO-RATED RETAINER" means the Annual Retainer in effect at the time a Director is first elected to the Board or a Subsidiary Board other than on an Annual Meeting Date multiplied by a fraction, the numerator of which is the number of months after such election and before the next Annual Meeting Date (rounded to the nearest full month) and the denominator of which is 12.

    2.15 "RESTRICTED STOCK" means shares of Stock that are subject to a substantial risk of forfeiture if the Holder ceases to be a member of the Board and of any Banking Subsidiary Board before the Vesting Date or Partial Vesting Date with respect to such Stock.

    2.16 "STOCK" means the Common Stock, par value $.01, of Webster.

    2.17 "TOTAL DISABILITY" means the inability of a Holder to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

    2.18 "VESTING DATE" with respect to a grant of Restricted Stock means the last day of the term to which the Holder was elected as a Director in which the Grant Date of such Restricted Stock occurred or, if earlier, the Holder's termination of service with the Board or the Bank Subsidiary Board, as applicable, after the first Annual Meeting Date next following such Grant Date (or, if earlier, before 12 months following such Grant Date) (i) due to Total Disability or death of the Holder, (ii) due to the resignation of the Holder, at the request of the Board, in order to create a vacancy on the Board or the Bank Subsidiary Board for a new Director in connection with a merger, acquisition or other corporate transaction, or (iii) in connection with a Change in Control.

    2.19 "WEBSTER" means Webster Financial Corporation, a Delaware corporation.

    3.  ADMINISTRATION OF THE PLAN.

    The Plan shall be administered by the Board. The Board's responsibilities under the Plan shall be limited to taking all legal actions necessary to document the grants of Restricted Stock provided herein, to maintain appropriate records and reports regarding those grants, and to take all acts authorized by this Plan.

    4.  STOCK SUBJECT TO THE PLAN.

    4.1 Subject to adjustments made pursuant to Section 4.2, the maximum number of shares of Stock that may be issued pursuant to the Plan shall not exceed 30,000. If any grant of Restricted Stock is forfeited, terminates or is canceled for any reason, the shares of Stock that were forfeited, or that were subject to such terminated or canceled grant, shall be available for future grants under the Plan.

    4.2 (a) If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Webster by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable on capital stock, or other increase or decrease in such shares effected without receipt of consideration by Webster, occurring after the Effective Date, the number and kinds of shares for which Restricted Stock may be granted under the Plan shall be adjusted proportionately and accordingly by Webster.

        (b) Adjustments under this Section 4.2 related to stock or securities of Webster shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

        (c) The grant of Restricted Stock pursuant to the Plan shall not affect or limit in any way the right or power of Webster to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all of any part of its business or assets.

    5.  ELIGIBILITY.   Eligibility under this Plan  is limited to Directors  who
are not employees of Webster or any of its subsidiaries.

    6.  NUMBER OF SHARES AND GRANT DATE.

    Subject to approval of the Plan by the shareholders of Webster as provided in Section 12.1 below and to the availability of shares of Stock under Section
4.1 hereof, on each Annual Meeting Date beginning with the 1996 annual meeting, each Director whose term of office begins with or continues after such Annual Meeting Date shall be issued a number of whole shares of Restricted Stock equal to the Annual Retainer divided by the Average Quarterly Value as of such Grant Date (rounded down to the next whole share). Subject to approval of the Plan by the shareholders of Webster as provided in Section 12.1 below and to the availability of shares of Stock under Section 4.1 hereof, each Director who is first elected after the Effective Date to the Board or a Banking Subsidiary Board (and who was not then a member of the Board or a Banking Subsidiary Board) other than on an Annual Meeting Date shall be granted a number of whole shares of Restricted Stock equal to the Pro-Rated Retainer divided by the Average Quarterly Value as of the date of such election (rounded down to the next whole share).

    7.  VESTING.

    Restricted Stock shall become fully vested upon the Vesting Date with respect to the grant of such Restricted Stock, but not before approval of the Plan by shareholders in accordance with Section 12.1 hereof. Restricted Stock shall become partially vested on the Partial Vesting Date with respect to such grant (but not before approval of the Plan by shareholders in accordance with Section 12.1 hereof), as follows: on such Partial Vesting Date, the Holder shall be vested in a number of shares equal to the number of shares of Restricted Stock granted to the Holder on the applicable Grant Date multiplied by a fraction (not in excess of one), the numerator of which shall be the number of months of service completed by the Holder (rounded to the nearest whole month) after such Grant Date and before the Partial Vesting Date, and the denominator of which shall be the number of months between such Grant Date and the next Annual Meeting Date (but not in excess of 12), rounded to the nearest whole number of shares. In the event that a Holder's service as a Director terminates before the Vesting Date with respect to shares of Restricted Stock, nonvested shares shall be forfeited. The Holder irrevocably appoints Webster as his or her agent for the purpose of transferring such forfeited shares of Restricted Stock from the Holder to Webster. Notwithstanding any other provision of the Plan, Restricted Stock shall not become vested following a Change in Control to the extent that such vesting would cause the Holder to incur liability for the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended.

    8.  SHAREHOLDER RIGHTS.

    Except as provided in Section 11 hereof, the Holder shall have all of the rights of a shareholder with respect to shares of Restricted Stock, including the right to vote such shares and the right to receive dividends thereon.

    9.  CONTINUATION OF SERVICE.

    Nothing in the Plan shall confer upon any person any right to continue to serve as a Director.

    10.  WITHHOLDING.

    Webster shall have the right to withhold, or require a Holder to remit to Webster, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the grant or vesting of Restricted Stock or the payment of dividends thereon.

    11.  NONTRANSFERABILITY; LEGEND.

    No shares of Restricted Stock granted pursuant to this Plan shall be transferable by the Holder voluntarily, by operation of law or otherwise before the Vesting Date or Partial Vesting Date with respect to such shares, and no such shares shall be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes before such Vesting Date or Partial Vesting Date. All share certificates issued hereunder shall bear an appropriate legend reflecting the foregoing restrictions and limitations on transfer. Following the Vesting Date or Partial Vesting Date with respect to such shares, the Holder shall be entitled to have such legend removed from shares that have become vested hereunder.

    12.  ADOPTION, AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN.

    12.1 The Plan shall be effective as of the date of adoption by the Board, subject to approval of the Plan within one year of its adoption by the Board by the affirmative votes of the holders of a majority of the Stock of Webster present, or represented, and entitled to vote at a meeting duly held in accordance with applicable law, PROVIDED, HOWEVER, that upon approval of the Plan by the shareholders of Webster, all Restricted Stock granted under the Plan on or after the Effective Date shall be fully effective as if the shareholders had approved the Plan on the Effective Date.

    12.2 Subject to the limitation of Section 12.2, the Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable; PROVIDED, HOWEVER, the Board shall not amend the Plan in the following respects without the approval of shareholders then sufficient to approve the Plan in the first instance:

        (a) To materially increase the benefits accruing to participants under the Plan (for example, to increase the number of shares of Restricted Stock that may be granted to any Director).

        (b) To materially increase the maximum number of shares of Stock that may be issued under the Plan;

        (c) To materially modify the requirements as to eligibility for participation in the Plan.

    12.3 No Restricted Stock may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the Holder's consent, alter or impair any rights or obligations under any Restricted Stock previously issued into under the Plan. This Plan shall terminate upon the earlier of the expiration or vesting of all of the Restricted Stock granted hereunder or the Expiration Date, unless previously terminated by the Board pursuant to this Section 12.

    12.4 Notwithstanding the provisions of Section 12.2, the formula provisions of this Plan shall not be amended more than once in any six-month period.

    13.  REQUIREMENTS OF LAW.

    13.1 Webster shall not be required to issue any shares of Stock hereunder if the issuance of such shares would constitute a violation by the Holder or Webster of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Board shall be final, binding, and conclusive. Webster shall not be obligated to take any affirmative action in order to cause the issuance of shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that shares of Stock shall not be issued hereunder unless and until the shares of Stock are registered or are subject to an available exemption from registration, the grant of Restricted Stock (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

    13.2 The intent of this Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act and to qualify the Directors as disinterested administrators of the Other Plan for purposes of such Rule. To the extent any provision of the Plan or action by the Plan administrators does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative, to the extent permitted by law and deemed advisable by the Plan administrators, and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

    14.  GOVERNING LAW.

    The validity, interpretation and effect of this Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of Delaware, other than the choice of law rules thereof.

                                   * * * * *

    This Plan was duly approved by the Board at a meeting held on the 18th day of March, 1996 and by the shareholders of Webster at a meeting held on the 25th day of April, 1996.

                                          ______________________________________
                                                 Lee A. Gagnon, Secretary

                          WEBSTER FINANCIAL CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Webster Financial Corporation ("Webster" or the "Corporation") hereby appoints James C. Smith, Harold W. Smith, and Sister Marguerite Waite, C.S.J., or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders (the "Annual Meeting") to be held at 4:00 p.m., local time, on Thursday, April 25, 1996, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5 AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Corporation either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

                          /\  FOLD AND DETACH HERE  /\

                         Please mark your votes as indicated in this example /X/

                                                   WITHOUT authority to vote
1.   Election of Directors.             WITH      for all nominees listed above.
                                        / /                 / /
     For three-year terms:
     Walter R. Griffin, J. Gregory Hickey and C. Michael Jacobi.

     For a one-year term: John J. Crawford

WITHHOLD AUTHORITY to vote for the following nominees only:
(write the name of the nominee(s) in the space below).

-----------------------------------------------------------

                                                       FOR   AGAINST  ABSTAIN
2.   To ratify the appointment by the Board of         / /     / /      / /
     Directors of the firm of KPMG Peat Marwick LLP, as independent auditors of the Corporation for the fiscal year ending December 31, 1996.

3.   To amend Webster's 1992 Stock Option Plan to      / /     / /      / /
     increase by 375,000 shares the number of shares of Common Stock reserved for issuance thereunder and to change the number of the options to be granted to non-employee directors upon their election or reelection to the Board.

4.   To approve the material terms of Webster's        / /     / /      / /
     Performance Incentive Plan.

5.   To approve payment of annual retainer fees        / /     / /      / /
     to directors in Common Stock of Webster
     instead of cash, up to a total of 30,000 shares.

6.   The proxies are authorized to vote upon           / /     / /      / /
     such other business as may properly come before the meeting, or any adjournments thereof, in accordance with the determination of a majority of the Corporation's Board of Directors.

Date:  _________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Signature(s) of Shareholder or Authorized Representative


Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.

                          /\  FOLD AND DETACH HERE  /\